UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant☐

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INTELGENX TECHNOLOGIES CORP.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INTELGENX TECHNOLOGIES CORP.

6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

•, 2021

Dear Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the "Meeting") of IntelGenx Technologies Corp. (the "Company"), which will be held at 11:00 a.m. Eastern Time, on Tuesday, May 11, 2021. Due to concerns regarding the COVID-19 pandemic and to assist in protecting the health and well-being of our shareholders, directors and employees, the Meeting will be held as a virtual meeting only. Shareholders wishing to attend the virtual Meeting online must register in advance at Register.proxypush.com/IGXT prior to the deadline of 5:00 p.m. Eastern Time on May 10, 2021. In order to attend the virtual Meeting shareholders will be required to enter the control number found on their proxy card or voting instruction form included in your proxy materials. Upon completing the shareholder registration, shareholders will receive further instructions via email, including unique links that will allow shareholders to attend the virtual Meeting and to vote online. Shareholders will be able to submit questions for the Meeting at the time of registration by using the box provided during the registration process only.

Details of the business to be conducted at the Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company's 2020 Annual Report. We encourage you to read the Annual Report, which includes information on the Company's operations, markets and products, as well as the Company's audited financial statements.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote by internet, or by returning your proxy card by mail. The proxy statement explains more about proxy voting. Please read it carefully.

I look forward to meeting those of you who will be able to attend the virtual Meeting, and I appreciate your continued support of our Company.

Sincerely,

Dr. Horst G. Zerbe
Chairman, Chief Executive Officer

INTELGENX TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY MAY 11, 2021

To the Shareholders of IntelGenx Technologies Corp.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders (the "Meeting") of IntelGenx Technologies Corp., a Delaware corporation ("IntelGenx" or the "Company"), will be held on Tuesday, May 11, 2021 at 11:00 a.m. Eastern Time. Due to concerns regarding the COVID-19 pandemic and to assist in protecting the health, safety and well-being of our shareholders, directors and employees, the Meeting will be held as a virtual meeting only. Shareholders wishing to attend the virtual Meeting online must register in advance at Register.proxypush.com/IGXT prior to the deadline of 5:00 p.m. Eastern Time on May 10, 2021. In order to attend the virtual Meeting, shareholders will be required to enter the control number found on their proxy card or voting instruction form included in your proxy materials. Upon completing the shareholder registration, shareholders will receive further instructions via email, including unique links that will allow shareholders to access the meeting and vote online. Shareholders will be able to submit questions for the Meeting by using the box provided during the registration process only. You will not be able to attend the Meeting in person.

We encourage you to log into the Meeting at least 15 minutes prior to the commencement of the Meeting. You may begin to log into the Meeting Virtual Platform beginning at 10:45 a.m. Eastern Time on Tuesday May 11, 2021. The Meeting will begin promptly at 11:00 a.m. Eastern Time. If you encounter any difficulties with the Virtual Platform on the day of the Meeting, call the toll free number provided in your meeting access email. Support will be available starting at 10:00 a.m. Eastern Time on May 11, 2021 and will remain available until the Meeting has finished.

The Meeting is being held for the following purposes:

1. To elect six directors to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

2. To ratify the appointment of Richter LLP as the Company's Independent Registered Public Accountants for the 2021 fiscal year;

3. To vote on a non-binding, advisory proposal to approve the compensation of the named executive officers;

4. To examine and, if deemed appropriate, to pass a resolution approving and authorizing a strategic investment by ATAI Life Sciences AG, including the creation of a new "Control Person" (as defined in the policies of the TSX Venture Exchange);

5. To approve and adopt an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock that we are authorized to issue from 200,000,000 to 450,000,000; and

6. To consider and transact such other business as may properly come before the Meeting and any adjournments thereof.

The foregoing items are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

The Company's Board of Directors has fixed the close of business on March 19, 2021 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Meeting and any adjournments thereof.

Dated: •, 2021	By Order of the Board of Directors,

Ingrid Zerbe
Corporate Secretary

PLEASE PROMPTLY VOTE OVER THE INTERNET AS DESCRIBED ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is exercised, and the giving of a proxy will not affect your right to vote in person if you attend the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSALS 1-5 SET FORTH HEREIN.

TABLE OF CONTENTS

i

INTELGENX TECHNOLOGIES CORP.

6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

May 11, 2021

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of IntelGenx Technologies Corp. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held virtually on Tuesday, May 11, 2021, and at any adjournment thereof (the "Meeting"). Further, solicitation of proxies may be made personally, by post or by telephone by regularly employed officers (each an "Officer" and collectively, the "Officers") and other employees of the Company, who will receive no additional compensation for such. The Company also engaged Innisfree M&A Incorporated ("Innisfree") to provide consulting, analytical and proxy solicitation services in connection with the 2021 Meeting. This solicitation may be undertaken personally, by mail or by telephone. Innisfree will receive a fee of $15,000, plus out-of-pocket costs and expenses, for its services.

Only shareholders of record (each a "Shareholder" and collectively, the "Shareholders") at the close of business on March 19, 2021 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, there were 111,909,532 issued and outstanding shares of the Company's common stock (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with such Shareholder's instructions and, unless contrary directions are given, will be voted "FOR" each of the five proposals described herein (each a "Proposal" and collectively the "Proposals"). Anyone giving a proxy may revoke it at any time before it is exercised by giving the Board written notice of the revocation, by submitting a proxy bearing a later date or by attending and voting at the virtual Meeting.

The presence in person at the virtual meeting or by properly executed proxy of holders representing one third of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present at the Meeting, the approval of directors of the Board (each a "Director" and collectively, the "Directors"), Proposal 1, requires the election by a plurality of the votes cast at the Meeting. Approval of Proposals 2, 3 and 4 presented herein require the vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Meeting. Approval of Proposal 5 presented herein requires the vote of a majority of the issued and outstanding shares of Common Stock. Votes cast by proxy or in person at the virtual Meeting will be tabulated by our transfer agent, Philadelphia Stock Transfer, Inc., which will act as inspector of elections and which will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked "abstain" will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Withhold votes will not be included in vote totals and will not affect the outcome of the vote on Proposal 1. Abstentions are not counted as voted either for or against Proposals 2, 3 and 4 in tabulations of the votes cast on these proposals, but are considered a vote against Proposal 5.

The Board has adopted and approved each of the Proposals set forth herein and recommends that the Company's Shareholders vote "FOR" Proposals 1, 2, 3, 4 and 5.

Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the "2020 Fiscal Year"), including the audited financial statements set forth therein, which is incorporated by reference into this Proxy Statement and made a part hereof, are being mailed or sent electronically concurrently herewith to all Shareholders of record at the close of business on March 19, 2021.

This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first mailed to the Shareholders on or about    •, 2021

The date of this Proxy Statement is  •, 2021

INSTRUCTIONS FOR THE VIRTUAL MEETING

The Meeting will be in a completely virtual format and will be conducted by way of a live audio webcast through the Virtual Platform. There will be no physical Meeting location.

How to Attend

You are entitled to attend and participate in the Meeting if you were a shareholder as of the close of business on March 19, 2021, the record date, or hold a valid proxy for the meeting. In order to attend the Meeting, you must register in advance at https://register.proxypush.com/IGXT prior to the deadline of May 10, 2021 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will permit you to submit questions at the time of registration. The meeting webcast will begin promptly at 11:00 a.m. EDT. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

If you hold your shares of common stock as a record holder (that is, your shares are in your name), you can register to attend the Meeting at https://register.proxypush.com/IGXT by using the control number found on your proxy card. If you hold your shares in "street name" (that is, your shares are held of record by a broker, bank or other nominee), you will receive a control number from your broker, bank or other nominee which you can use to register at https://register.proxypush.com/IGXT. In either case, once you have registered to attend, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will permit you to submit questions at the time of registration If you hold your shares of common stock as a record holder, you will be able to vote your shares at the Meeting provided you register in a timely basis. However, if you hold your shares in "street name," in order to vote your shares at the meeting you will need to follow the procedures set forth in the section below "Voting at the Meeting."

Voting at the Meeting

To vote at the Meeting, you must register in advance at https://register.proxypush.com/IGXT prior to the deadline of May 10, 2021 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting. If you are a shareholder of record, you can vote at the virtual Meeting by accessing the meeting website and entering the control number found on your proxy card and following the instructions on the website for voting at the Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the "beneficial owner" of those shares and those shares are considered as held in "street name." If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Meeting, you must, in addition to registering in advance at https://register.proxypush.com/IGXT, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to alamb@philadelphiastocktransfer.com. You may also mail or fax proof of your legal proxy to:

Philadelphia Stock Transfer, Inc.,
Attn: Angela L. Lamb
2320 Haverford Rd., Suite 230
Ardmore, PA 19003
Fax: (484) 416-3597

Requests for registration must be labeled as "Legal Proxy" and be received no later than May 10, 2021. You will receive a confirmation of your registration by email after we receive your registration materials, including instructions for voting at the Meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1. WHAT IS A PROXY?

It is your legal designation of another person to vote the Common Stock that you own. That other person is called a "proxy." If you designate someone as your proxy in a written document, that document is also called a "proxy" or a "proxy card." Each of Dr. Horst G. Zerbe, Chairman of the Board and Chief Executive Officer, and Andre Godin, Chief Financial Officer, has been designated as a proxy for the Meeting.

2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Meeting is March 19, 2021. The record date is established by the Company as required by the Delaware General Corporation Law and our Bylaws. Shareholders (registered shareholders and street name holders) at the close of business on the Record Date are entitled to:

(a) receive notice of the Meeting; and

(b)  vote at the Meeting and any adjournments or postponements of the Meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of Common Stock are registered in your name on the books and records of our transfer agent, you are a registered Shareholder.

If your shares of Common Stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 14 below describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of Common Stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a) Vote by Internet:

All Shareholders can vote by internet as instructed on the proxy card.

(b)  In Writing:

All Shareholders can vote by mailing in their completed proxy card (in the case of registered shareholders) or their completed vote instruction form (in the case of street name holders).

(c)  At the virtual Meeting:

All Shareholders may vote online at the virtual Meeting (unless they are street name holders without a legal proxy).

5. HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the Meeting by:

(a) giving written notice to our Corporate Secretary;

(b) delivering a later-dated proxy; or

(c) voting at the virtual Meeting.

6. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2022 Annual Meeting of Shareholders, Shareholders may:

(a) vote "FOR" of a specific nominee; or

(b) "WITHHOLD" vote as to a specific nominee.

In accordance with our Bylaws and the Delaware General Corporation Law, directors will be elected by a plurality of the votes cast at the Meeting. Our Board recommends a vote "FOR" all of the nominees.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF RICHTER LLP, AND WHAT VOTE IS REQUIRED TO RATIFY ITS SELECTION?

When voting on the ratification of the selection of Richter LLP as our independent registered public accounting firm, Shareholders may:

(a)  vote "FOR" the ratification;

(b) vote "AGAINST" the ratification; or

(c) "ABSTAIN" from voting on the ratification.

The selection of Richter LLP as our independent registered public accounting firm will be ratified if a majority of the shares of Common Stock present virtually, or by proxy, and voting on this matter at the Meeting votes "FOR" the proposal. Our Board recommends a vote "FOR" this proposal.

8. WHAT ARE THE VOTING CHOICES WHEN VOTING TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS, AND WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

When voting to approve the compensation of our named executive officers on an advisory, non-binding basis, Shareholders may:

(a) vote "FOR" the approval of named executive officer compensation;

(b) vote "AGAINST" the approval of named executive officer compensation; or

(c) "ABSTAIN" from voting on the approval of named executive officer compensation.

The compensation for our named executive officers will be approved, on an advisory, non-binding basis, if a majority of the shares of Common Stock present virtually, or by proxy, and voting on this matter at the Meeting votes "FOR" the proposal. Our Board recommends a vote "FOR" this proposal.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING TO APPROVE THE INVESTMENT RESOLUTION AND WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

When voting to approve the resolution in the form attached as "Schedule A" to this Proxy Statement (the "Investment Resolution"), Shareholders may:

(a) vote "FOR" the approval of the Investment Resolution;

(b) vote "AGAINST" the approval of the Investment Resolution; or

(c) "ABSTAIN" from voting on the approval of the Investment Resolution.

The Investment Resolution will be approved, if a majority of the shares of Common Stock present virtually, or by proxy, and voting on this matter at the Meeting votes "FOR" the proposal. Our Board recommends a vote "FOR" this proposal.

10. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND WHAT VOTE IS NEEDED TO APPROVE THE AMENDMENT?

When voting to approve the amendment of the Certificate of Incorporation, Shareholders may:

(a) vote "FOR" the amendment of the Certificate of Incorporation;

(b) vote "AGAINST" the amendment of the Certificate of Incorporation; or

(c) "ABSTAIN" from voting on the amendment of the Certificate of Incorporation.

The amendment to our Certificate of Incorporation will be approved if a majority of the outstanding voting power entitled to vote on the amendment votes "FOR" the proposal. A properly executed proxy card marked "ABSTAIN" with respect to this proposal will have the same effect as voting "AGAINST" this proposal. Our Board recommends a vote "FOR" this proposal.

11. WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 19, 2021. Each share of our Common Stock is entitled to one (1) vote.

12. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your shares are registered differently or that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent for the Proxy Service is Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230, Ardmore, PA 19003, Tel. 484-416-3124.

13. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the Meeting. If your shares are held in street name, see "What is a Broker Non-Vote?" below regarding the ability of banks, brokerage firms or other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion, under some circumstances.

14. WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned or submitted by e-mail will be voted "FOR" the election of all director nominees, "FOR" the proposal to ratify the selection of Richter LLP, "FOR" the compensation of named executive officers, "FOR" the proposal to approve the Investment Resolution and "FOR" the amendment of the Certificate of Incorporation.

15. WHAT IS A BROKER NON-VOTE?

If you are the beneficial owners of shares held in street name, you should instruct the organization which holds your shares how to vote your shares. If you do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

At the Meeting, the election of directors, the advisory vote on executive compensation and the vote on the Investment Resolution are "non-routine" matters and the verification of the auditors and the vote on the amendment of the Certificate of Incorporation are "routine" matters. For additional information on the impact of broker non-votes, see Question 17 below.

16. WHAT IS AN ABSTENTION?

An abstention is a Shareholder's affirmative choice to decline to vote on a proposal. Under applicable rules, abstentions will not be included in vote totals and will not affect the outcome of the vote for Proposal 1 - 4 but will affect the outcome of Proposal 5.

17. WHAT IS THE EFFECT OF BROKER NON-VOTES, WITHHELD VOTES AND ABSTENTIONS?

On Proposal 1 (election of directors), broker non-votes and withheld votes will not be included in vote totals and will not affect the outcome of the vote.

On Proposal 2 (ratification of auditors), abstentions will not be included in vote totals and will not affect the outcome of the vote.

On Proposal 3 (advisory vote on executive compensation), broker non-votes and abstentions will not be included in vote totals and will not affect the outcome of the vote.

On Proposal 4 (Investment Resolution), broker non-votes and abstentions will not be included in vote totals and will not affect the outcome of the vote.

On Proposal 5 (amendment of the Certificate of Incorporation), abstentions will be included in vote totals and will affect the outcome of the vote.

18. HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the Meeting and conduct business, one third of our outstanding shares of Common Stock as of March 19, 2021 must be present or represented by proxy at the Meeting. As of the date of this Notice of Annual Meeting and Proxy Statement, 111,909,532 shares of our Common Stock were outstanding and entitled to vote. Shares representing one third of our Common Stock must be present. This is called a "quorum."

Votes are counted as present at the Meeting if the Shareholder either:

(a) attends and votes at the virtual Meeting; or

(b) has properly voted by internet or submitted a proxy card.

19. WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the Meeting and publish final results on a current report filed on Form 8-K within four business days of the end of the Meeting.

20. UNDER WHAT CIRCUMSTANCES WOULD THE MEETING BE ADJOURNED?

The Meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. In the event that the necessary quorum to transact business or the vote required to approve Proposal 4 and Proposal 5 is not obtained at the Meeting, the chairman of the Meeting may adjourn the Meeting with respect to the proposals, or the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to such proposals.

Any adjournment may be made without notice, other than by an announcement made at the Meeting, by the affirmative vote of a majority of the voting shares present in person or by properly executed proxy at the Meeting.

21. WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the Meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2
Telephone: 514-331-7440
Facsimile: 514-331-0436
Email: ingrid@intelgenx.com
Attention: Ingrid Zerbe

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO
BE HELD ON MAY 11, 2021:
This proxy statement and the Annual Report
on Form 10-K for the fiscal year ended
December 31, 2020 are available at
www.pstvote.com/intelgenx2021

ATAI INVESTMENT

At the Meeting, shareholders will be asked to examine and, if deemed appropriate, to pass the Investment Resolution, approving and authorizing, among other things, (i) the issuance by the Company to ATAI Life Sciences AG ("atai"), on a private placement basis (the "Investment"), of (A) an aggregate of 37,300,000 units of the Company (the "Initial Units") at a price of US$0.331 (C$●) per Initial Unit, each Initial Unit to be issued being comprised of one share of common stock of the Company (an "Initial Share") and 0.60 of a warrant (each whole warrant, an "Initial Warrant") for an aggregate consideration of US$12,346,300 (C$●), and (B) a warrant (the "Additional Units Warrant") to acquire up to 130,000,000 additional units of the Company (the "Additional Units" and collectively with the Initial Units, the "Units"), each Additional Unit to be issued being comprised of one share of common stock of the Company (an "Additional Share") and 0.5 of one warrant (each such whole warrant, an "Additional Warrant" and collectively with the Initial Warrants, the "Warrants"), (ii) the creation of a new "control person" as such term is defined in the policies of the TSX Venture Exchange (the "TSX-V") pursuant to the Investment, and (iii) the pricing on the Additional Units Warrant and Additional Warrants which is below the minimum exercise price permitted by the Toronto Stock Exchange.

The Investment is discussed in greater detail below.

Background to the Investment

The Board and the Officers seek to actively monitor and assess developments in the pharmaceutical industry and be aware of the business activities of other participants in the industry. In addition, the Board and the Company's Officers regularly evaluate the Company's performance, future growth prospects, long-term strategic plans and options with the goal of strengthening its business and maximizing value for shareholders, including in light of the challenges faced by the Company.

On April 6, 2020, the Company announced that, as at December 31, 2019, it had cash and short-term investments totalling $1.9 million, which the Company believed, together with the gross proceeds of C$8.2 million received from its February 2020 equity offering, were sufficient to fund planned operations into the fourth quarter of 2020. The Company also announced that it had taken immediate measures to reduce its burn rate by initially cutting 10% of its employee headcount, as well as decreasing non-essential expenses in all areas of its business, and that additional cost reduction measures were being analysed.

The Board and the Officers, with the assistance of its financial and legal advisors, conducted a comprehensive review of strategic alternatives available to the Company during the fall of 2020, including: sales, marketing and distribution agreements, partnering, alliances or licensing transactions, financing arrangements, divestitures, product terminations, sale of a portion or all the business, merger , or a go-private transaction. Between September 2020 and December 2020 the Board had many formal and informal meetings among themselves and with the Officers and the financial and legal advisors to discuss the foregoing.

Following prior discussions, the Company first announced in August 2020 that it had entered into a feasibility agreement with atai for the development of novel formulations of pharmaceutical-grade psychedelics based on the Company's polymeric film technologies.

On December 10, 2020, Dr. Horst G. Zerbe, Chairman of the Board and Chief Executive Officer, had a telephone call with Florian Brand, chief executive officer of atai, in which a potential strategic investment of atai in the Company was discussed.

On December 22, 2020, Dr. Horst G. Zerbe sent an email and presentation to Florian Brand, outlining a potential investment. On January 11, 2021, the atai executive management team responded by confirming their interest in a potential strategic investment.

On January 13, 2021, atai provided a draft summary of investment terms to the Company, followed by a draft letter of intent (the "LOI") on January 27, 2021. Following further discussions and negotiations between atai and the Company, the parties entered into a non-binding LOI on February 16, 2021, for the purchase by atai of the Units, subject to the conditions contained therein, including regulatory, Board and Shareholders' approval, the completion of satisfactory due diligence and the entering into of a strategic development agreement (the "Strategic Development Agreement"), a securities purchase agreement (the "Securities Purchase Agreement") and a purchaser rights agreement (the "Purchaser Rights Agreement" and collectively with the Strategic Development Agreement and the Securities Purchase Agreement, the "Transaction Agreements"). The Transaction Agreements were negotiated at arm's length.

Following the execution of the LOI, the Officers engaged in negotiations with the management of atai regarding the Transaction Agreements. The negotiations included discussions on the graduation of the Company's listing on the TSX Venture Exchange (the "TSX-V") to the Toronto Stock Exchange. During that period the Board had many formal and informal meetings among themselves and with the Officers and the legal advisors to discuss, oversee and provide its input to the foregoing negotiations.

On March 9, 2021, atai funded a secured loan in the amount of US$2,000,000 pursuant to a loan agreement entered into between IntelGenx Corp. and atai (the "Loan Agreement"). The loan is repayable on the date that is 120 days following the Meeting, but in any event not later than September 30, 2021. The loan may be accelerated and becomes due and payable within 120 days upon the occurrence of an event of default. The loan provides for the possibility of an additional advance to IntelGenx Corp. of up to US$500,000, subject to certain conditions. The loan is guaranteed by the Company and secured by all of the present and future movable property of IntelGenx Corp., excluding any intellectual property or technology controlled or owned by IntelGenx Corp. The Securities Purchase Agreement provides that the Loan Agreement be amended such that the loan be repaid after the first closing for Additional Units provided the proceeds from such closing are at least US$3,000,000. IntelGenx Corp. has applied approximately CAD $800,000 ($628,000) from the loan to fully repay the outstanding amount on the Company's credit facilities with its Bank.

On March 12, 2021, the Officers conducted a final review of the Transaction Agreements and then presented them to the Board at a meeting of the Board held on March 13, 2021 for review. The Board discussed the benefits, risks and other considerations of the proposed Investment. With the assistance of its legal advisors, and based upon its collective knowledge of the business, affairs, operations, assets, liabilities, financial condition, results of operations and prospects of the Company and the current and prospective environment in which the Company operates (including the current global economic and market conditions in the context of the COVID-19 pandemic), the Board concluded that the Transaction Agreements and the transaction implemented thereby are in the best interests of the Company. Following approval by the Board, the Company and atai held a closing call on March 14, 2021 and entered into the Transaction Agreements.

On the morning of March 15, 2021, the Company issued a press release announcing the Company's strategic partnership with atai and the proposed graduation of the Company's shares to the Toronto Stock Exchange.

The directors and officers of the Company have agreed to vote in favor of the Investment Resolution pursuant to the terms of support and voting agreements entered into concurrently with the Transaction Agreements.

Investment

Pursuant to the Securities Purchase Agreement, as may be amended, the Company will issue to atai the Units and the Additional Units Warrant (in a form to be agreed by the parties reflecting the terms set out in the Securities Purchase Agreement and described herein.), subject to approval of the Investment Resolution by the Shareholders at the Meeting and the satisfaction of certain other conditions more fully described below.

The price per Initial Unit being US$0.331 (C$0.416) represents a 20% premium over US$0.2757, being the volume weighted average trading price ("VWAP") of the Common Stock of the Company (the "Shares") calculated for the thirty trading day period ending on February 12, 2021 (the last trading day prior to the date of the LOI). The price per Initial Unit also represents premium of approximately 3% over US$0.3217 (C$0.404) being the closing price of the Shares on the TSX-V on March 12, 2021 which is the last trading day prior to the execution of the Transaction Agreements.

Under the terms of the Securities Purchase Agreement, the Investment will be separated into two parts: (i) a first closing that is intended to close shortly after the Investment Resolution is approved by the Shareholders at the Meeting (the "First Closing") and (ii) on the terms of the Additional Units Warrant, one or more additional closings that may occur from time to time at the option of atai during a period of three years following the Meeting (the "Subsequent Closings").

The TSX-V conditionally approved the issuance of the Initial Units under the First Closing on March 18, 2021. Such approval is conditional on the approval by the Shareholders of the Investment Resolution at the Meeting and the Company satisfying customary conditions.

The parties have agreed to complete the First Closing following approval of the Investment Resolution and the amendment of the Certificate of Incorporation by the Shareholders at the Meeting, subject to the satisfaction of the other precedent conditions.

Assuming completion of the First Closing, 37,300,000 Initial Units at a price of US$0.331 (C$0.416) per Initial Unit would be issued by the Company to atai. Each Initial Unit would consist of one Initial Share and 0.60 of an Initial Warrant. An aggregate of 22,380,000 Initial Warrants would be issued. Each Initial Warrant would entitle atai to purchase one share of common stock (an "Initial Warrant Share") for a period of 36 months following the First Closing, at a price equal to US$0.35 (C$0.44).

Under the Subsequent Closings and provided that the Shareholders have approved the Investment Resolution at the Meeting and that the Shares of the Company are listed on the Toronto Stock Exchange, atai would be entitled, upon exercise of the Additional Units Warrant, to purchase up to 130,000,000 Additional Units at the following purchase price (the "Additional Subscription Proceeds"):

(a) for Additional Units purchased on or before the first anniversary of the Meeting and that do not result in atai owning more than 74,600,000 Shares (representing approximately 40% of the issued and outstanding share capital of the Company as of February 16, 2021), US$0.331 per Additional Unit;

(b) for Additional Units purchased (x) that cause atai to hold more than 74,600,000 Shares or (y) after the first anniversary of the Meeting, the lower of:

(i) 120% of the Subsequent Closing VWAP per Additional Unit; or

(ii) before the second anniversary of the Meeting, US$0.50 per Additional Unit and after the second anniversary of the Meeting, US$0.75 per Additional Unit.

Each Additional Unit would be comprised of (i) one share of common stock (the "Additional Shares") and (ii) 0.50 Additional Warrants. Each Additional Warrant would entitle atai to purchase one share of common stock (an "Additional Warrant Share") for a period of 36 months following their date of issuance, at an exercise price equal to the price per Additional Unit plus a premium of 20%; provided, that, the exercise of any Additional Warrants may not exceed the lesser of (x) 44,000,000 Shares (subject to customary anti-dilution adjustments) and (y) the number of Shares issued by the Company to persons other than atai and its affiliates having a right to convert existing convertibles, warrants and other instrument held by such persons as of February 15, 2021 (collectively, "Outstanding Convertibles"). The Additional Warrants will further provide that the exercise price for a given Additional Warrant may be, at atai's discretion, adjusted downward to equal the exercise price per share of common stock of the Company of any Outstanding Convertibles that were exercised and to which the exercise of the Additional Warrant Share is associated for the purposes of (x) above.

Under the Securities Purchase Agreement, the Company also granted atai a pro-rata equity participation right for any issuances of new securities, subject to certain exceptions.

Under the Securities Purchase Agreement, the Company has also agreed to use reasonable efforts to list its Shares on the Toronto Stock Exchange with a target to achieve such listing shortly after the First Closing and the Company intends to promptly submit a listing application to the Toronto Stock Exchange. Any listing of the Shares on the Toronto Stock Exchange is subject to the Company meeting all of the listing requirements of and obtaining the approval of the Toronto Stock Exchange. There is no assurance that the Toronto Stock Exchange will approve the listing application. Under the terms of the Additional Units Warrant, in the event the Company does not complete a listing of its Shares on the Toronto Stock Exchange, atai would not be entitled to exercise the Additional Warrant Units nor complete any Subsequent Closing upon the terms and conditions, including the purchase price, described above.

Purchase Price

atai will pay the entire purchase price for the Initial Units in cash. atai will be entitled to pay all or a portion of the Additional Subscription Proceeds in cash or issue ordinary shares in the capital of atai ("atai Shares"), or any combination thereof, subject to the following conditions: (i) atai shall have provided to the Company representations and warranties regarding atai and its business which shall be true and correct as at the closing date of such Subsequent Closing and related indemnities customary for a private placement transaction and satisfactory to the Company, acting reasonably; (ii) the atai Shares shall have been listed on a nationally recognized securities exchange in at least one of the United States, Europe or Canada; and (iii) if the atai Share are not so listed, the Company shall have approved the payment of any portion of the proceeds for the Additional Units in atai Shares, such approval not to be unreasonably withheld, conditioned or delayed, it being acknowledged that a lack of liquidity or the applicability of any required holding period for the atai Shares shall represent reasonable grounds for withholding consent. As a result, subject to satisfaction of the conditions set out above, approximately [●]% of the total potential proceeds of the Investment may be paid for in atai Shares.

For purposes of calculating the number of atai Shares to be issued in satisfaction of any portion of the proceeds for the Additional Units, the value of each atai Share shall be deemed to be equal to: (i) if the atai Shares are at the applicable completion date of a Subsequent Closing listed on a nationally recognized securities exchange in the United States, Europe or Canada, the volume-weighted average price of the Purchaser Shares for the thirty trading days immediately preceding the applicable completion date on the securities exchange with the highest volume of traded atai Shares over such period (or, at the discretion of atai and with the consent of the Company, each acting reasonably, the volume-weighted average price for such lesser number of trading days that reasonably represents the fair market value of the atai Shares); or (ii) if the atai Shares are not at such time listed on such a securities exchange, the price per atai Share at which atai Shares were issued in the most recent private financing round of atai.

Ownership

As of March 14, 2021 being the date of execution of the Transaction Agreements, there were 111,865,532 Shares issued and outstanding.

After the completion of the First Closing, atai would hold 37,300,000 Shares and 22,380,000 Initial Warrants representing approximately 25% of the outstanding Shares on a non-diluted basis (approximately 35% on a partially diluted basis). Therefore, atai would become a new "Control Person" of IntelGenx as such term is defined under the policies of the TSX-V.

The table below further describes the ownership of atai both before and after the Investment.

Number of Shares held prior to the First Closing	Percentage of issued and outstanding Shares held prior to the First Closing	Number of Shares held after the First Closing	Percentage of issued and outstanding Shares held after the First Closing	Number of Shares held after the Subsequent Closings	Percentage of issued and outstanding Shares held after the Subsequent Closings
0	0%	37,300,000(1)	~25%(2)	167,300,000(3)	~60%(4)

Footnotes:
(1) 59,680,000 Shares, assuming the exercise of all the Initial Warrants.
(2) 35%, assuming the exercise of all the Initial Warrants.
(3) Assuming the purchase of 130,000,000 Additional Shares. 233,680,000 Shares, assuming also the exercise of all the Initial Warrants and 44,000,000 Additional Warrants.
(4) 60%, assuming the purchase of 130,000,000 Additional Shares and the exercise of all the Initial Warrants and 44,000,000 Additional Warrants.

Use of Proceeds

The Company intends to use the net proceeds relating to the Initial Closing for the development and commercialization of existing programs and products and services for the prevention or treatment of mental health diseases or disorders as well as for general and corporate working capital purposes.

The Company intends to use the net proceeds relating to the Subsequent Closings, if any and if paid in cash, mainly for the same purposes as above, including the expansion of facilities, as well as the repayment of the loan provided the proceeds from the Subsequent Closings are at least US$3,000,000. If in any Subsequent Closings atai pays for its subscription of Additional Units with atai shares, the Company may sell such shares on the open market based on cash flow needs. There can be no assurance that it will be able to do so in a timely manner or on terms which reflect the full value of the Shares issued to atai in exchange for atai Shares. The Company may also retain such shares if the Company determines that sufficient cash is available to cover the expense of ongoing operations.

Strategic Development Agreement

Under the Strategic Development Agreement, atai and the Company will cooperate to conduct research and development projects in areas relating to the parties' respective technologies. Twenty percent of the funds that the Company receives from atai through the purchase of Initial Shares and Additional Shares would be available to be credited against the Company's costs of development projects that the Company conducts for atai. So long as atai maintains certain levels of ownership, the Company would work exclusively with atai in the field of compounds for the prevention or treatment of mental health diseases or disorders or compounds that have psychedelic, entactogenic and/or oneirophrenic properties, but excluding certain specific compounds and animal applications (the "Field"). The Company and atai would discuss business opportunities in the Field that the Company may have with third parties to determine whether they will pursue them jointly through projects under this agreement or whether the Company will pursue them separately.

The manufacturing of any products that result from the development projects under the Strategic Development Agreement would be subject to agreements to be negotiated, as well as to specified pricing terms for manufacturing by the Company of certain products or specified royalty terms for manufacturing conducted by third parties.

Intellectual property that is developed through the development projects with atai under the Strategic Development Agreement would be allocated according to US rules of inventorship, except that (i) atai would own intellectual property that is developed under the development projects that relates to the active pharmaceutical ingredients ("API") of atai's and its affiliates' present and future products and services in the Field, including improvements to the API, treatment of the API, modification of the API, or pretreatment of the API to make it suitable for incorporation into the Company's intellectual property, and (ii) the parties would jointly own intellectual property that is developed under the development projects that relates to the formulation of Atai's and its affiliates' present and future products and services in the Field.

The Company would be free to engage in the Company's montelukast program for Parkinson's disease, Alzheimer's disease and dementia, including with third parties and also possibly through a spin-out to a separate entity, subject to an agreement to discuss with atai whether atai will participate in possible financing of that program.

If the Company experiences a specified event of default that it does not timely cure, atai would receive an exclusive license to project-specific intellectual property with an exclusive license to intellectual property of the Company in order to permit atai to manufacture the products that are affected by the event of default for use in the Field. The license would be subject to a royalty payable to the Company to be negotiated. Events of default that would trigger this license are (i) termination by atai of a manufacturing agreement for uncured material breach by the Company, (ii) breach by the Company of the commitment to work exclusively with atai in the Field, and (iii) certain bankruptcy events affecting the Company.

The Company will have the right to terminate the Strategic Development Agreement if atai ceases to own at least 8% of the Company's equity determined on a fully diluted basis and does not have any development or manufacturing agreement in place between atai and the Company or if shareholder approval is not obtained, or if payment for the Initial Shares is not received.

Purchaser Rights Agreement

Pursuant to the Purchaser Rights Agreement, the Company has granted atai the right to appoint nominees in the same proportion to the number of Board members of the Company as the Shares then held by atai relative to the total number of issued and outstanding shares of the Company. The Company intends to increase the number of Board members from six to eight, two of whom would be atai nominees. In addition, the Company has granted registration rights, and financial and other information rights.

The Company will have the right to terminate the Purchaser Rights Agreement if atai ceases to own at least 10% of the Company's equity determined on a fully diluted basis. The Purchaser Rights Agreement also terminates if the Securities Purchase Agreement terminates.

About atai

atai is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. atai was founded in 2018 as a response to the significant unmet need and lack of innovation in the mental health treatment landscape. atai is dedicated to acquiring, incubating and efficiently developing innovative therapeutics to treat depression, anxiety, addiction, and other mental health disorders. atai's business model combines funding, technology, scientific and regulatory expertise with a focus on psychedelic therapy and other drugs with differentiated safety profiles and therapeutic potential. By pooling resources and best practices, atai aims to responsibly accelerate the development of new medicines across its companies, seeking to effectively treat and ultimately heal mental health disorders. atai's mission is to bridge the gap between what the mental healthcare system currently provides and what patients need. atai is headquartered in Berlin, with offices in New York, San Diego and London. For more information, see www.atai.life. The information contained in this website is not included by reference in this Proxy Statement.

Currency

References in this Proxy Statement to "dollars", "US$" or "$" are to United States dollars. Canadian dollars are indicated by the symbol "C$". On March 25, 2021, the daily rate of exchange for one United States dollar, expressed in Canadian dollars, as reported by the Bank of Canada, was US$1.00 = C$1.256.

Additional Information

The foregoing is a summary of the Transaction Agreements and is qualified in its entirety by the full text of such agreements. The Transaction Agreements have been filed by the Company with the United States Securities and Exchange Commission and are available at www.sec.gov, and also filed with the Canadian securities regulatory authorities and are available on SEDAR at www.sedar.com. Upon request, a copy of the Transaction Agreements will be promptly provided, free of charge, to any Shareholder of the Company.

TSX Venture Exchange Requirements

Under the policies of the TSX-V, a "Control Person" is defined as any person that holds or is one of a combination of persons that holds a sufficient number of any of the securities of a company so as to affect materially the control of that company, or that holds more than 20% of the outstanding voting shares of a company except where there is evidence showing that the holder of those securities does not materially affect the control of the company. Pursuant to the policies of the TSX-V, if a transaction will result in the creation of a new Control Person, the TSX-V will require the Company to obtain shareholder approval of the transaction on a disinterested basis excluding any shares held by the proposed new Control Person and its associates and affiliates.

After the completion of the First Closing, atai would hold 37,300,000 Shares, 22,380,000 Initial Warrants and the Additional Units Warrant representing approximately 25% of the outstanding Shares on a non-diluted basis (approximately 35% on a partially diluted basis assuming the exercise of the Initial Warrants only). The Investment Resolution must therefore be approved by the holders of a majority of the Shares represented in person or by proxy and voted at the Meeting, excluding any Shares held by atai and its associates and affiliates. No Shares are currently held by atai or its associates or affiliates.

Toronto Stock Exchange Requirements

As discussed above under "Investment" the Company has agreed to use reasonable efforts to list its Shares on the Toronto Stock Exchange with a target to achieve such listing shortly after the First Closing and the Company intends to promptly submit a listing application to the Toronto Stock Exchange. Any listing of the Shares on the Toronto Stock Exchange is subject to the Company meeting all of the listing requirements of and obtaining the approval of the Toronto Stock Exchange. There is no assurance that the Toronto Stock Exchange will approve the listing application. The Additional Units Warrant is only exercisable if the Shares are listed on the Toronto Stock Exchange.

Section 607(g) of the TSX Company Manual provides that shareholder approval be obtained for private placements for an aggregate number of listed securities issuable greater than 25% of the number of securities of the listed issuer which are outstanding, on a non-diluted basis, prior to the date of closing of the transaction if the price per security is less than the market price. Section 607(i) of the TSX Company Manual provides that, unless otherwise approved by the listed issuer's security holders (other than security holders receiving warrants directly or indirectly and such security holders' associates and affiliates), warrants to purchase listed securities may only be issued to a placee if the warrant exercise price is not less than the market price of the underlying security at either the date of the binding agreement obligating the listed issuer to issue the warrants or some future date provided for in the binding agreement. In addition, the Investment requires shareholder approval as it has a material effect on the control of the Company as per Toronto Stock Exchange rules.

If atai exercises the Additional Units Warrant and depending on the number of Additional Units purchased, the Company may issue a number of Shares greater than 25% of the number of Shares which are outstanding at such time, on a non-diluted basis, and the price per Share may be less than the market price at such time. Assuming the completion of the First Closing and the exercise of the Initial Warrants, the Additional Units Warrant and the underlying Additional Warrants as of March 24, 2021, the issuance of such securities would represent a 209% dilution. The dilution resulting from the full exercise of the Additional Units Warrant (factoring the prior closing of the First Closing and the exercise of the Initial Warrants) would be 101%, (81% if an equal amount (44M) of existing debenture/warrant get converted or exercised). See “Ownership” above for detailed breakdown of atai’s ownership.

The formula under the Additional Units Warrant for establishing the exercise price for Additional Units, as described under "Investment" above, could result in the exercise price for the Additional Units being below the market price as at the date of entering into the Securities Purchase Agreement and as at the date of the exercise of the Additional Units Warrant. In addition, the formula under the Additional Warrants for establishing the exercise price for Shares underlying the Additional Warrants, as described under "Investment" above, could result in the exercise price for the Shares underlying the Additional Warrants being below the market price as at the date of entering into the Securities Purchase Agreement, as at the date of issuance of the Additional Warrants and as at the date of the exercise of the Additional Warrants.  Therefore, under the TSX Company Manual, Shareholder approval is required to enable the Additional Units Warrant and Additional Warrants to be issued, even if the exercise price may be below the market price of the Shares at the time of the issuance and exercise of the Additional Units Warrant and Additional Warrants.

Shareholders' Approval

As atai, further to the completion of the First Closing, would become a new Control Person, the Company may not complete the First Closing unless the Shareholders approve the Investment Resolution at the Meeting. In addition, under the TSX Company Manual certain terms and conditions of the Subsequent Closings require the approval of the Shareholders as described above. The Investment Resolution must therefore be approved by the holders of a majority of the Shares represented in person or by proxy and voted at the Meeting, excluding any Shares held by atai and its associates and affiliates.

Board Recommendation

The Board has unanimously determined, after careful consideration of among other things, the financial condition and financial needs of the Company, the alternatives available to the Company, the fact that the Investment described above is in the best interest of the Company and its Shareholders and that the proceeds of the Investment will be used to pursue the development and commercialization of existing programs and products and services for the prevention or treatment of mental health diseases or disorders as well as for general and corporate working capital purposes. Accordingly, the Board has unanimously approved the Investment.  In reaching its determination, the Board also considered and evaluated, among other things: current industry, economic and market conditions and trends, including the impact of the COVID-19 pandemic; and other stakeholders, including creditors, employees, customers and the communities the Company operates in, and noted in this regard the longer-term perspective of atai whose financial and strategic resources are well-suited to the underlying nature of the Company's business.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Six Directors are to be elected to our Board at the Meeting to hold office until the next Annual Meeting of Shareholders of the Company or until their successors are elected. Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as Directors of the Company until the next Annual Meeting of Shareholders of the Company or until their successors are elected. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. The following pages set forth certain information concerning the nominees for election as Directors. Each of the six Directors has been previously elected by our Shareholders.

In the event the nominees are unable or unwilling to serve as Directors at the time of the Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced pursuant to an action by the Board in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 1 TO ELECT THE NOMINEES LISTED BELOW TO THE BOARD.

Listed below are the nominees for Directors, with information showing the principal occupation or employment of such nominees, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees' business experience during the past ten years. Such information has been furnished to us by the Director nominees:

Name	Director since
Horst G. Zerbe, Ph.D.	2006
J. Bernard Boudreau	2006
Bernd J. Melchers	2009
John Marinucci	2010
Clemens Mayr	2015
Mark Nawacki	2016

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of March 24, 2021 concerning the Company's Directors and Officers. The biographies of each of the Director nominees below contain information regarding the individual's service as a Director, business experience, director positions held currently or at any time during the last ten years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as our Director.

Name	Age	Position	Position since
Dr. Horst G. Zerbe(3)	74	Chief Executive Officer	May 2019
		President and Chief Executive Officer,	April 2006 (except January to July 2014)
		Chairman of the Board	April 2006
Andre Godin	58	President and Chief Financial Officer	May 2019
		Executive Vice President and Chief Financial Officer	August 2015
Nadine Paiement(4)	44	Vice President, Research and Development	January 2016
		Director, Research and Development	June 2005
Dr. Dana Matzen(4)	43	Vice President, Business and Corporate Development	March 2016
Rodolphe Obeid(4)	41	Vice President, Operations	February 2019
Tommy Kenny(4)		Vice President, IP and Legal Affairs, General Counsel	January 2021
J. Bernard Boudreau(2) (3)	76	Director	June 2006
		Vice Chairman	March 2014
Bernd J. Melchers(1)	69	Director	April 2009
John Marinucci(1) (2)	64	Director	August 2010
Clemens Mayr(2) (3)	52	Director	August 2015
Mark Nawacki (1) (3)	52	Director	August 2016
Ingrid Zerbe(5)	66	Corporate Secretary	April 2006

(1) Audit Committee member
(2) Compensation Committee member
(3) Corporate Governance and Nomination Committee
(4) VP of Canadian subsidiary IntelGenx Corp.
(5) Director of Canadian subsidiary IntelGenx Corp.

All Directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the Board and each executive officer serves at the discretion of the Board.

Horst G. Zerbe, Ph.D.

Dr. Zerbe (74) is the founder of IntelGenx Corp. and has been the Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, since 2005. He also served as President of both entities until May 2019. Dr. Zerbe retired from his positions as President and Chief Executive Officer on January 1, 2014, and at the request of the Board was re-appointed as President and CEO effective July 15, 2014.

Dr. Zerbe has more than 35 years' experience in the pharmaceutical industry. He started his career at Schwarz Pharma and subsequently at 3M Pharmaceuticals in Germany. From 1998 to 2005, he served as the President of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he served as Vice President of R&D and Technology Transfer at LTS Lohmann Therapy Systems in West Caldwell, NJ. During his assignments at 3M and LTS, he gained considerable experience in the technology transfer and commercial manufacturing of transdermal as well as oral film products. Dr. Zerbe has extensive executive level experience, and has been responsible for many strategic and business initiatives. Dr. Zerbe has been involved in new drug development and the acquisition and disposition of new drug candidates and other technology, licensing and distribution matters that are likely to affect our company's own business efforts. He has published numerous scientific papers in recognized journals and holds over 30 patents.

Dr. Zerbe holds a German State Examination (Staatsexamen) and a Ph.D. in Medicinal Chemistry from the University of Marburg, Germany.

Dr. Zerbe is married to Ingrid Zerbe, our Corporate Secretary.

In nominating Dr. Zerbe to serve as a director, the Board considered both Dr. Zerbe's length and breadth of industry-specific technical and business experience, and his role as founder and Chief Executive Officer of our Subsidiary, IntelGenx Corp. Dr. Zerbe was responsible for developing the vision for our company and identifying many of our current partner relationships. The Board continues to believe that his experience is a strong asset as our company encounters challenges similar to those Dr. Zerbe has been involved with at ours and other companies.

Andre Godin, CPA, CA.

Mr. Godin (58) has been our President and Chief Financial Officer since May 8, 2019. Previously, he served as our Executive Vice President and Chief Financial Officer from August 2015. Mr. Godin has more than 25 years' experience in the Biotech/Pharma industry. Most recently, from April 2014 to April 2015, he served as Interim CEO and CFO of Neptune Technologies and Bioresources Inc. and both of its subsidiaries Acasti and NeuroBioPharm. He started with Neptune in April of 2003 as Vice President, Administration and Finance and was named its CFO in 2008. Prior to joining Neptune, Mr. Godin was President of a dietary supplement corporation and a corporate controller for a pharmaceutical corporation in OTC products. Mr. Godin holds a Bachelor of Business Administration degree from the University of Quebec in Montreal.

Nadine Paiement, M.Sc.

Ms. Paiement (44) has been Vice President, Research and Development at IntelGenx Corp. since January 2016. Nadine Paiement has over 10 years of experience in pharmaceutical research and development. She has been with IntelGenx since June of 2005, where she advanced in different positions including her most recent position as Senior Director, Research and Development. Prior to joining IntelGenx, from 1999 to 2005 Ms. Paiement worked as Formulation Scientist for Smartrix Technologies.

Nadine Paiement holds a M.Sc. degree in Polymer Chemistry from Sherbrooke University, Montreal, Quebec. She is co-inventor of IntelGenx's platform technology and contributed to multiple patents and pending patent applications.

Dana Matzen, Ph.D.

Dr. Matzen (43) has been Vice President, Business and Corporate Development at IntelGenx Corp. since September 2016 and our Vice President of Business Development since March 2016. Most recently, from May 2010 to March 2016, Dr. Matzen was Director, Business Development at Paladin Labs, an Endo International company, based in Montreal, Canada. During her time at Paladin, Dr. Matzen was responsible for in-licensing business opportunities for Canada, Africa and Latin America. In addition, Dr. Matzen was in charge of overseeing strategic initiatives for Paladin's international out-licensing business including alliance management of over 15 existing partners worldwide. More recently, Dr. Matzen joined the Marketing Team and led the successful launch of Iclusig in Canada.

Prior to joining Paladin, from September 2008 to May 2010, Dr. Matzen was Life Science Specialist at L.E.K. Consulting in London, UK and Los Angeles, U.S. From October 2006 to August 2008, Dr. Matzen was a Postdoctoral Scholar at UCSF focusing on cellular and molecular pharmacology. Dr. Matzen has published several peer-reviewed articles that have been referenced in over 100 publications and was awarded with the Genentech Foundation Postdoctoral Fellowship for outstanding research.

Dr. Matzen holds a Ph. D in Microbiology and Genetics from the University of Vienna (Max F. Perutz Laboratories) and her Masters in Nutritional Economics from the University Kiel, Germany.

Rodolphe Obeid, Ph.D.

Dr. Obeid (41) has been Vice President, Operations of IntelGenx Corp. since February 2019. Dr. Obeid is an expert in drug delivery systems and polymeric assemblies, with a particular emphasis on oral film manufacturing processes and lean manufacturing practices. Since joining IntelGenx Corp. in June 2013, he has held a number of progressive management positions at the Company. Most recently, he served as IntelGenx' Senior Director of Operations, with responsibility for the direction, strategy, planning and execution of IntelGenx' manufacturing operations. Prior to joining IntelGenx Corp., from June 2011 to May 2013, Dr. Obeid was a postdoctoral industrial R&D fellow (NSERC) at the Faculty of Veterinary Medicine of University of Montreal. Before that, from September 2009 to May 2011, Dr. Obeid was a NIH (National Institutes of Health) postdoctoral Scholar at the University of Alabama in collaboration with Massachusetts Institute of Technology (MIT).

Dr. Obeid holds a Ph.D. in polymer chemistry (Polymeric Assemblies and Biocolloids) from the University of Montreal and two Masters in polymer science and chemical engineering from the University of Strasbourg. Dr. Obeid is the co-inventor of several issued and pending patents, and has published numerous scientific articles in recognized international journals and conferences.

Tommy Kenny, J.D., LL.B, M.Sc.

Mr. Kenny (34) has been Vice President, Intellectual Property and Legal Affairs, General Counsel of IntelGenx Corp., since January 2021. He has been with IntelGenx since 2016, where he advanced in different positions including his most recent position as Director of Intellectual Property and Legal Affairs. In his new role, Mr. Kenny will continue to oversee IntelGenx' legal activities, including intellectual property management and cannabis -related matters.

Prior to joining IntelGenx in October 2016, from May 2012 to October 2016, Mr. Kenny was an associate at Brouillette & Partners LLP, a Montreal intellectual property boutique law firm, where he advised clients on various intellectual property and commercial matters. From 2009 to 2013 Mr. Kenney was a student of law as well as chemistry at the University of Sherbrooke.

Mr. Kenny holds a JD in common law from the University of Montreal, a LLB in civil law and a M.Sc. in chemistry from the University of Sherbrooke and a B.Sc. with honors in chemistry from Bishop's University.

J. Bernard Boudreau, QC, PC

Mr. Boudreau (76) has been a director of IntelGenx Technologies Corp. since June 2006 and Vice Chairman of the Board since March 4, 2014. From 2005 to 2008, Mr. Boudreau served as the Vice-President of Pharmeng International Inc., a pharmaceutical manufacturing and consulting company listed on the Toronto Stock Exchange. Since 2001, he has been President and CEO of Radcliffe Consulting and Investment Limited, a private consulting firm located in Halifax, N.S. From 2010 to 2013 he served on the board of directors at Pillar5 Pharma, a privately owned Canadian Company, which was also previously one of our manufacturing partners. Mr. Boudreau has also served on the board of directors of a number of public and private companies, including Export Development Canada and the Bank of Canada.

Mr. Boudreau has a distinguished record as a lawyer, businessman and public figure. His litigation experience includes successful appearances at every level of the judicial system in Nova Scotia. He was appointed as Queen's Counsel in 1985. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993, he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

In deciding to nominate Mr. Boudreau, our Board considered his service as a director for a number of public and private companies and his broad experience with governance issues facing public companies. The Board also believes his extensive business and legal experience both inside and outside of our industry help him bring technical and non-technical perspectives when handling matters arising before the Board.

Bernd J. Melchers, B.A.

Mr. Melchers (69) has been a director of IntelGenx Technologies Corp. since April 2009. From January 2001 until his retirement in December 2004, Mr. Melchers was Managing Director of 3M Dyneon Holding GmbH, Germany and Global Chief Financial Officer of the world wide operating 3M Dyneon Group, a subsidiary of 3M Corporation headquartered in Minnesota. From July 1995 to December 2000, he was European Controller of 3M Medical Markets Europe in Brussels, Belgium. Prior to this, he held various senior Financial Manager positions at the Medical-Surgical Division of 3M in St. Paul, Minnesota, at 3M Health Care Products, Germany, and at 3M Pharmaceutical Products, Germany.

In deciding to nominate Mr. Melchers, the Board considered his 30-years' experience within the pharmaceutical and health care industry, together with his extensive hands-on international experience in corporate financial management. The Board also considered his extensive operational and financial expertise, as well as his track record and achievements in global financial management positons of pharmaceutical, medical and specialty chemical businesses.

John Marinucci, FCPA, FCA, ICD.D

Mr. Marinucci (64) has been a Director of IntelGenx Technologies Corp. since August 2010. From April 2002 until March 2009, Mr. Marinucci was President and Chief Executive Officer at New Flyer Industries Inc. (NFI), a publicly traded company listed on the Toronto Stock Exchange. NFI is considered to be the largest North American manufacturer of heavy-duty transit buses. Mr. Marinucci retired from this position on March 31, 2009 and remains on the board of directors. Prior to this he was, from March 1994 to April 2002, President and Chief Operating Officer at National Steel Car Limited (NSC) and is a former President of the Canadian Association of Railway Suppliers. He is the past Chair of CWB group and of Mohawk College. Currently, Mr. Marinucci is the Chairman of CWB Welding Foundation, serves on the board of directors of New Flyer, Seaport Intermodal Inc., is an active board member of Pillar5 Pharma and the chairman of Pro Reefer and Mobile Truck Services, all of which are privately owned Canadian companies. Pillar5 Pharma is one of our previous manufacturing partners. Furthermore, he is the Founder, Chairman and Trustee of the Marinucci Family Foundation. Mr. Marinucci is a Fellow of the Institute of Chartered Public Accountants and a member of the Institute of Corporate Directors.

In deciding to nominate Mr. Marinucci, the Board considered his extensive Executive Management and Board level experience in other organizations, together with his experience of leading TSX-Listed publicly traded companies.

Clemens Mayr

Mr. Mayr (52) has been a Director of IntelGenx Technologies Corp. since August 2015. Since 2006, he has been a partner of McCarthy Tétrault LLP, a leading Canadian national law firm. Prior thereto, Mr. Mayr was partner with Ogilvy Renault LLP from 1999 to 2006 and lawyer at this firm from 1997 to 1999. He practices in the areas of securities and corporate law, particularly in domestic and cross-border mergers and acquisitions, take-over bids and public financings, and has been involved in numerous mergers, acquisitions and financings. In the course of his practice, he has advised corporations and boards in numerous industries, including in the life-sciences and technology sectors.

Mr. Mayr was born in Innsbruck, Austria. He received his LLB in civil law from the University of Montreal in 1990 and was called to the Quebec bar in 1991.

Since February 2017, McCarthy Tétrault LLP has been acting as the Company's outside Canadian legal counsel.

In deciding to nominate Mr. Mayr, the Board considered his strong background and experience in corporate governance, M&A and capital markets. Mr. Mayr is uniquely qualified to provide guidance to the Company's executive management in the execution of its growth strategy.

Mark Nawacki, CPA, CA

Mr. Nawacki (52) has been a Director of IntelGenx Technologies Corp. since August 2016. Prior to his appointment, from February to July 2016, Mr. Nawacki was a member of the Scientific Advisory Board of IntelGenx Corp, which provides advice to the Company's management team. Since February 2015, Mark Nawacki is the President and CEO of Searchlight Pharma Inc., a Canadian-based private specialty pharmaceutical company focused on the acquisition and commercialization of innovative and unique healthcare and pharmaceutical products. He is also a director of Searchlight Pharma Inc. Prior to joining Searchlight Pharma, from September 2003 to September 2014, Mr. Nawacki served as Executive Vice President, Business and Corporate Development of Paladin Labs, where he spent over 11 years building out the Company's commercial and geographic footprint. Over the course of his 11-year tenure at Paladin, Mr. Nawacki helped shape the therapeutic focus of Paladin's Canadian business via licensing and acquisitions, and built Paladin's international expansion and emerging markets strategy.

Mr. Nawacki holds a BA in International Relations and Russian and East European Studies from the University of Toronto (Trinity) and an MBA also from the University of Toronto, and is a Canadian-designated CPA. He is a past member of the Board of Trustees of the Licensing Executive Society (USA & Canada) and is a former President and Board Member of the Canadian Healthcare Licensing Association. He also currently serves on the Board of Kane Biotech Inc., a Canadian Company publicly traded on the TSX Venture Exchange, the Montreal Bach Festival and The Sacred Heart School of Montreal.

In deciding to nominate Mr. Nawacki, the Board considered his executive management experience and his various board positions, as well as his scientific expertise, his life sciences industry experience, his business development experience and licensing transactional experience.

Ingrid Zerbe

Mrs. Zerbe (66) is our Corporate Secretary since 2006. Mrs. Zerbe is the founder of IntelGenx Corp., our Canadian Subsidiary. She served as the President of IntelGenx Corp, from its incorporation in June 2003 until December 2005. She has been a Director of the subsidiary since its incorporation in June 2003 and a Director of the parent company from April 2006 until August 2006. Mrs. Zerbe was the Director, Finance and Administration of IntelGenx Corp. from 2003 to 2016. She holds a bachelor degree in economics from a business school in Bottrop, Germany, and a bachelor degree in social sciences from the University of Dortmund, Germany.

Mrs. Zerbe is married to Dr. Horst G. Zerbe, who is our Chief Executive Officer and Chairman of the Board.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board is responsible for overseeing the business and affairs of the Company. Directors are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular quarterly and special meetings of the Board and its committees.

The Charter of the Board is posted on our website at http://www.intelgenx.com.

The Board is currently comprised of Dr. Horst G. Zerbe, who serves as our Chairman and five directors, four of which are independent. Dr. Zerbe is also our Chief Executive Officer. We believe, because of the size of our Company, that the Company, like many U.S. companies, is currently best served by having one person serve as both Chief Executive Officer and Chairman of the Board. The Board believes that through this leadership structure, Dr. Zerbe is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with partners, customers and employees to provide the Board with leadership in setting its agenda and properly focusing its discussions. As the individual with primary responsibility for managing our day-to-day operations, Dr. Zerbe is also best-positioned to chair regular Board meetings and ensure that key business issues are brought to the Board's attention. The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, partners, customers, employees and other stakeholders with a unified, single voice.

In 2014 the Board created the position of Vice Chairman, who serves as the independent Lead Director. The role of Lead Director is to facilitate the functioning of the Board, to help ensure that appropriate processes are followed, to assist in fostering and seeking input of independent directors, and to ensure independent director participation in all Board decisions.

The Lead Director ensures that the Board's relationship with management functions effectively and furthers the best interest of the Company, including working with the committees appointed by the Board to ensure they have the proper structure and appropriate assignments. The Lead Director also regularly communicates with the Chairman and Chief Executive Officer so that he is aware of any concern of the independent directors and any concerns communicated by our shareholders. The role and responsibilities of the Lead Director are in addition to and distinct from the role of the chair of each of the committees of the Board.

The mandate of the Vice Chairman (Lead Director) is posted on our website at http://www.intelgenx.com.

Independence of Directors of the Board

The Board has determined that four of our Directors, J. Bernard Boudreau, Bernd Melchers, John Marinucci and Mark Nawacki are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, LLC ("NASDAQ") and the United States Securities and Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Meetings of the Board

The Board held four regular meetings and one special meeting during our 2020 Fiscal Year. Additionally, between regular scheduled meetings, management remains in contact with our Board to keep Directors abreast Company matters. All our Directors attended all of the Board meetings and all of the committee meetings for the committees on which they served.

We encourage the Directors to attend the Meeting to be available to answer Shareholders' questions. All of our Directors attended the previous Annual Meeting in May 2020, which we held as a virtual meeting.

Compensation of the Board

Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board. As described below in "Director Compensation", during our 2020 Fiscal Year, our Directors of the Board (except for the CEO) received an annual stipend of $36,000, the Vice Chairman of the Board received an additional annual stipend of $14,500, and each Chairman of a Board Committee received an additional $7,500. Director fees are paid in quarterly installments at the beginning of each quarter.

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital to assist with long-term stability. As part of the program, 20% of each Director's annual stipend has been deferred. We intend on paying the deferred compensation once the Company has sufficient cash. The deferral program was still in effect at the time of filing this Proxy Statement.

In November 2016, the Board resolved to compensate non-employee Directors for their efforts on special or ad hoc committees or for board approved initiatives that fall outside the scope of customary director's duties. A daily (per 8 hours) per diem rate of $746 (CA$ 1,000) was established. The Audit Committee Chair needs to approve per diem charges submitted by directors. During the 2020 Fiscal Year, no charges were submitted or paid under the new policy.

Deferred Share Unit Plan. Effective February 7, 2018, the Board approved a Deferred Share Unit Plan ("DSU Plan") to compensate non-employee directors as part of their annual remuneration. Under the DSU Plan, the Board may grant Deferred Share Units ("DSUs") to the participating directors at its discretion and, in addition, each participating director may elect to receive all or a portion of his or her annual cash stipend in the form of DSUs. To the extent DSUs are granted, the amount of compensation that is deferred is converted into a number of DSUs, as determined by the market price of our Common Stock on the effective date of the election. The earliest redemption date will be six months following retirement of the participant from any position at the Company or its subsidiaries. These DSUs are converted back into a cash amount at the expiration of the deferral period based on the market price of our Common Stock on the expiration date and paid to the director in cash in accordance with the payout terms of the DSU Plan. As the DSUs are on a cash-only basis and no shares of Common Stock will be reserved or issued in connection with the DSUs, no approval was required from the security authorities or shareholders. During the 2020 Fiscal Year, no DSUs were awarded to the five non-employee directors due to uncertainties caused by the ongoing COVID-19 pandemic and certain other developments.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nomination Committee. Furthermore, in August 2016, we implemented an ad-hoc-Succession Committee.

Audit Committee. Our Audit Committee is comprised of independent members of our Board and is currently composed of Bernd Melchers, John Marinucci and Mark Nawacki. The Audit Committee held four meetings during our 2020 Fiscal Year.

Our Audit Committee assists our Board in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The Chairman of the Audit Committee is Mr. Bernd Melchers. Our Audit Committee's responsibilities include, among others (i) recommending to the Board the engagement of the external auditor and the terms of the external auditor's engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit services to be provided to us by our external auditor; (iv) reviewing our financial statements, management's discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor.

We have adopted, along with our Audit Committee, a written charter of the Audit Committee setting out the mandate and responsibilities of the Audit Committee which provides that the Audit Committee convene no less than four times per year.

The Audit Committee Charter is posted on our website at http://www.intelgenx.com.

Accordingly, the Audit Committee discusses with Richter LLP, our auditors, our audited financial statements, including, among other things, the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

Audit Committee Financial Expert. Mr. Bernd Melchers, Mr. John Marinucci and Mr. Mark Nawacki are audit committee financial experts under the rules of the SEC. Mr. Melchers, Mr. Marinucci and Mr. Nawacki are "independent directors" as defined in the Nasdaq Stock Market, Inc. Marketplace Rules and meet the independence and experience requirements of the SEC.

Compensation Committee. Our Compensation Committee is comprised of a majority of independent members of our Board and currently consists of the Chairman of the Compensation Committee, John Marinucci, J. Bernard Boudreau, and Clemens Mayr. The Compensation Committee held three meetings in 2020.

Our Compensation Committee reviews and makes recommendations to our Board concerning the compensation of our directors and executive officers which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses, stock options and equity compensations and major changes to our benefit plans as well as the review of and recommendations regarding the performance of the Chief Executive Office, the Chief Financial Officer, the Vice President of Business and Corporate Development, the Vice President of Research and Development and the Vice President of Operations of our Company and its subsidiary.

We have adopted, along with our Compensation Committee, a written charter of the Compensation Committee setting out the mandate and responsibilities of the Compensation Committee which provides that the Compensation Committee convene no less than three times per year, that directors not on the Compensation Committee may attend meetings at the invitation of the Chairman of the Compensation Committee and that member of the Compensation Committee may invite members of management or other outside consultant to attend Compensation Committee meetings as determined necessary or desirable. We did not engage a compensation consultant in 2020.

The Compensation Committee Charter is posted on our website at http://www.intelgenx.com.

Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation Committee consists of John Marinucci, J. Bernard Boudreau and Clemens Mayr. There are no interlocking relationships, as described by the SEC, between the Compensation Committee members.

Corporate Governance and Nomination Committee ("CG&N Committee"). Our CG&N Committee is comprised of members of our Board and currently consists of the Chairman of the CG&N Committee, J. Bernard Boudreau, Horst G. Zerbe, Clemens Mayr and Mark Nawacki. The CG&N Committee was implemented in August 2015 and held three meetings in 2020.

The CG&N Committee is responsible for performing the duties set out in his Charter to enable the Board to discharge its responsibilities and obligations with respect to identifying and recommending candidates for election to the Board and all committees of the Board. Furthermore, the CG&N Committee is responsible for developing an effective corporate governance system for IntelGenx Technologies Corp., and for reviewing and assessing on an ongoing basis our corporate governance and public disclosure.

In considering a potential candidate, the CG&N Committee considers both the qualities and skills that the Board, considered in its entirety, currently possesses and that the Board should possess. Based on the skills and experiences already represented on the Board, the CG&N Committee will consider the experience, personal attributes and qualities that a candidate should possess in light of the anticipated growth and development of the Company. The CG&N Committee recognizes the benefits of promoting diversity at the Board level. Diverse perspectives linked in common purpose contribute to innovation and growth of the Company. In considering candidates and selecting nominees for the Board, diversity, including gender diversity, is an important factor considered by the CG&N Committee. In assessing a candidate's suitability, the CG&N Committee also takes into consideration the existing commitments of the individual to ensure that each member has sufficient time to discharge such member's duties.

Notwithstanding the fact that the CG&N Committee is charged with the responsibility of identifying potential new Board members, all members of the Board are eligible to put forth candidates for the CGNC Committee to consider. Additionally, the Board may engage recruiting firms to assist with identifying qualified candidates. Once candidates have been approved by the CG&N Committee and their interest level gauged, the entire Board discusses, both formally and informally, the suitability of a particular candidate.

Shareholders may recommend individuals to our Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, 6420 Abrams, Ville St. Laurent, Quebec H4S 1Y2, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

We have adopted, along with our CG&N Committee, a written charter of the CG&N Committee setting out the mandate and responsibilities of the CG&N Committee which provides that the Committee convene as frequently as it determines necessary but not less frequently than twice each year.

The CG&N Committee Charter is posted on our website at http://www.intelgenx.com.

Ad-hoc Succession Committee. Our Ad-hoc Succession Committee is comprised of members of our Board and currently consists of the Vice Chairman of the Board, J. Bernard Boudreau, Clemens Mayr and Dr. Horst G. Zerbe. The Ad-hoc Succession Committee held two meetings in 2020. The Ad-hoc Succession Committee was implemented in August 2016 with the objective to establish the framework for the search of the planned and/or unplanned, interim or permanent successor of our current CEO. The committee had met on several occasions to create an Interim CEO Replacement Plan. The Board adopted the plan in November of 2016, which provides directions for the temporary succession of the CEO in the event of his planned or potentially unplanned departure or leave of absence. The decision on a CEO successor will be made at some appropriate future date by the full Board

Board's Role in Risk Oversight

Our management has responsibility for managing day-to-day risk and for bringing the most material risks facing the Company to the Board's attention. The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. To facilitate the Board's risk oversight responsibility, management provides the Board with information about its identification, assessment and management of critical risks and its risk mitigation strategies. This information is communicated to the Board and its committees at regular and special meetings, through reports, presentations and discussions with key management personnel and representatives of outside advisors, such as our independent auditors, as appropriate. During regular Audit Committee meetings, committee members discuss the financial results for the most recent fiscal quarter with the independent auditors, Chief Financial Officer and Chief Executive Officer. The Audit Committee also meets with and provides instruction to the independent auditors outside the presence of management. These discussions allow the members of the Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

The Compensation Committee oversees the Company's executive compensation arrangements, including the identification and management of risks that may arise from the Company's compensation policies and practices.

Executive Compensation

The key objectives of our executive compensation policies are to attract and retain key executives who are important to our long-term success and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. We seek to achieve these objectives by paying our executives a competitive level of base compensation for companies of similar size and industry and by providing our executives an opportunity for further reward for outstanding performance in both the short term and the long term.

Executive Officer Compensation. Our executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants and/or RSU awards.

Salary. The Compensation Committee and our Board will review base salaries for our executive officers, taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Compensation Committee will also consider our executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives. The cash bonuses are paid on the base of executives achieving annual individual and corporate objectives, which are set annually by the Board and the CEO and reviewed by the Compensation Committee.

Long-Term Incentive Compensation. Under our Performance and Restricted Share Unit Plan ("PRSU Plan"), which was approved by our shareholders at the 2018 annual meeting, we are able to compensate executive officers with RSUs and stock options.

The objectives of the stock option and the RSU program are to align employees' and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under our 2016 Stock Option Plan, the Board may authorize the grant of options to purchase our Common Stock to our key employees. The options generally vest in increments over a period of two years established at the time of grant. Under the PRSU Plan, the Board may authorize the award of restricted share units. The vesting of such restricted share units is determined by the Board at the time of the award.

Share Ownership Policy. In August 2017 the Board adopted a Share Ownership Policy (the "Ownership Policy") to align the interests of our senior executives and our non-employee directors with the interests of our shareholders and to mitigate excessive risk taking by requiring participants in the Ownership Policy to attain and maintain a stated level of share ownership in the Company. Each participant is required to acquire and maintain ownership of shares of Common Stock equal to a specified multiple of his or her base salary or annual cash stipend, which ranges from 0.5 to 3 times base salary or annual cash stipend. Each participant must retain 25% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement. Participants are expected to fulfill their full ownership requirements under the Ownership Policy within five years of becoming subject to it. If a participant receives an increase in his or her base salary or annual retainer, leading to an increase in the ownership requirement, the Participant will have five years from the date of such increase to achieve the incremental share ownership requirement. As of the date of this filing, the only participant to have achieved the ownership requirement is Dr. Zerbe.

Involvement in Certain Legal Proceedings

None of our officers or directors have, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto or been subject to any of the items set forth under Item 401(f) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and change in ownership with the SEC. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the 2020 Fiscal Year, we believe that each person who at any time during the fiscal year was a director, officer, or beneficial owner of more than ten percent of our Common Stock complied with all Section 16(a) filing requirements during such fiscal year.

Communications with the Board

Any record or beneficial owner of our Common Stock who wishes to communicate with the Board should contact the Chairman of the Board or the Chairman of the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Chairman of the Board or the Chairman of the Audit Committee, as applicable, will route these communications to appropriate committees or directors if the intended recipients are clearly indicated. Any record or beneficial owner of our Common Stock who has concerns about our accounting, internal accounting controls, or auditing matters relating to us should also contact the Audit Committee.

Written communications should be addressed to IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec H4S 1Y2, Canada, Attention: Chairman of the Board/Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at http://www.intelgenx.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the web address specified above.

Employee, Director and Officer Hedging

We have currently not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. As such, our employees, officer, directors or their designees are generally permitted to engage in these transactions.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, or earned by, certain executive officers, including our Principal Executive Officer, and our three other most highly compensated executive officers for the years indicated (the "Named Executive Officers").

Name and principal position (a)	Year (b)	Salary ($) (c)		Bonus ($)	Option Awards(3) ($) (f)		All Other Compensation ($) (i)	Total ($) (j)
Horst G. Zerbe,	2020	240,754	(1)	NIL	26,580	(2)	NIL	267,334
CEO	2019	233,647		NIL	NIL		NIL	233,647
Andre Godin	2020	223,605	(1)	NIL	26,580	(2)	NIL	250,185
President and CFO	2019	216,312		NIL	NIL		NIL	216,312
Dana Matzen,	2020	171,433	(1)	NIL	13,290	(2)	NIL	184,723
VP Corporate and Business Development	2019	166,191		NIL	NIL		NIL	166,191
Nadine Paiement	2020	140,127	(1)	NIL	13,290	(2)	NIL	153,417
VP Research and Development	2019	135,666		NIL	NIL		NIL	135,666

Footnotes:

(1) Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital to assist with long-term stability. As part of the program, 20% of the officer's salaries has been deferred. We intend on paying the deferred salaries once the Company has sufficient cash. The above table includes the 20% salary deferrals. The program was still in effect at the time of filing this Proxy Statement.

(2) In November 2020 Dr. Zerbe and Mr. Godin each received options to purchase 200,00 shares of Common Stock; Ms. Paiement and Dr. Matzen each received options to purchase 100,000 shares of Common Stock.

(3) The amounts in this column represent the grant date fair value of stock option grants in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). The value of 200,000 and 100,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 0.39%, dividend rate of 0%, volatility rate of 77% and an average term of 5.63 years. No Adjustment has been made for the risk of forfeiture and for non-transferability.

Compensation Discussion and Analysis

Employment Agreements

Horst G. Zerbe. Effective July 15, 2014, we entered into a new employment agreement with Dr. Zerbe, our President and Chief Executive Officer (the "Zerbe Agreement"). The agreement is for an indefinite period of time. Under the agreement, Dr. Zerbe is entitled to receive: (1) a minimum base salary of CA$250,000 per year; and (2) an annual bonus of up to 50% of base salary based upon the achievement of specific performance targets established between Dr. Zerbe and the Board.

Pursuant to the Zerbe Agreement, if Dr. Zerbe is terminated by us for Cause (as defined in the Zerbe Agreement), Dr. Zerbe is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If we terminate Dr. Zerbe without Cause, Dr. Zerbe is entitled to all accrued payments, and Termination Benefits (as defined in the Zerbe Agreement) for an 18-month period (the "Zerbe Severance Period"), which shall include, (i) a lump sum payment of base salary for the Zerbe Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits, (iii) payment of a monthly automobile allowance up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits, (iii) payment of a bonus up to the date of termination of employment, and (iv) any stock options that are unvested shall immediately vest. All such payment must be made by us within ten days of the date of termination by us.

If the employment is terminated by Dr. Zerbe within 6 months following a Change in Control (as defined in the Zerbe Agreement), then Dr. Zerbe shall receive similar benefits as if he had been terminated without Cause. If Dr. Zerbe voluntarily terminates the Zerbe Agreement for any other reason or due to death or disability, we shall have no further obligations under the Zerbe Agreement except for the payment of accrued salary, expenses and benefits.

Following his retirement as President and Chief Executive Officer, which was effective January 1, 2014 and continued until on July 14, 2014, Dr. Horst Zerbe was appointed to serve in an ad-hoc capacity as an advisor to the Board and IntelGenx management in order to transition the responsibilities of President and CEO to Dr. Khosla and maintain continuity of management for a period of six months. Dr. Zerbe received compensation of CA$58,750 ($53,004), which was paid in equal installments, less deductions and withholdings required by law, before July 15, 2014, and continued to receive all employment benefits for which Dr. Zerbe was eligible as President and CEO for the duration of this appointment.

In the first quarter of 2015, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$42,969 ($38,767) for fiscal year 2014, which was paid to Dr. Zerbe in Q1 2015. Dr. Zerbe's salary was also increased to CA$262,500 effective January 1, 2015.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$98,438 ($76,988) for fiscal year 2015, which was paid to Dr. Zerbe in Q1 2016. Dr. Zerbe's salary was also increased to CA$272,500 effective January 1, 2016.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$106,275 ($80,174) for fiscal year 2016, which was paid to Dr. Zerbe in Q1 2017. Dr. Zerbe's salary was also increased to CA$286,125 effective January 1, 2017.

Following the recommendation of the Compensation Committee, Dr. Zerbe's salary was increased to CA$300,500 effective January 1, 2018. On November 28, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time bonus of CA$49,897 ($38,510) for fiscal year 2017. The bonus payment consisted of a cash component of CA$29,897 ($23,074) and a Restricted Share Unit award in the value of CA$20,000 ($15,436).

In the first quarter of 2019, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$79,497 ($61,354) for fiscal year 2018, which was paid to Dr. Zerbe in Q1 2019. Dr. Zerbe's salary was also increase to CA$310,000 effective January 1, 2019.

In the first quarter of 2020, following the recommendation of the Compensation Committee, the Board agreed that there would be no cash bonuses for fiscal year 2019. Dr. Zerbe's salary was increased to CA$323,000 effective January 1, 2020

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital to assist with long-term stability. As part of the program, $33,345 of Dr. Zerbe's 2020 salary has been deferred but is included in the compensation table. We intend on paying the deferred compensation once the Company has sufficient cash. The deferral program was still in effect at the time of filing of this proxy statement.

Furthermore, no bonus payments have been considered or paid for fiscal year 2020.

Andre Godin. Effective August 24, 2015, we entered into an employment agreement with Mr. Godin, our Executive Vice President and Chief Financial Officer (the "Godin Agreement"). The agreement is for an indefinite period of time. Under the agreement, Mr. Godin is entitled to receive: (1) a minimum base salary of CA$240,000 per year; and (2) an annual bonus of up to 40% of base salary based upon the achievement of certain performance targets.

Pursuant to the Godin Agreement, if Mr. Godin is terminated by us for Cause (as defined in the Godin Agreement), Mr. Godin is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If we terminate Mr. Godin without Cause, Mr. Godin is entitled to all accrued payments, and Termination Benefits (as defined in the Godin Agreement) for an 12-month period (the "Godin Severance Period"), which shall include, (i) a lump sum payment of base salary for the Godin Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Godin Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Mr. Godin within 6 months following a Change in Control (as defined in the Godin Agreement), then Mr. Godin shall receive similar benefits as if he had been terminated without Cause. If Mr. Godin voluntarily terminates the Godin Agreement for any other reason or due to death or disability, we shall have no further obligations under the Godin Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$25,001 ($19,553) prorated for fiscal year 2015, which was paid to Mr. Godin in Q1 2016. Mr. Godin's salary was also increased to CA$252,000 effective January 1, 2016.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$75,600 ($57,033) for fiscal year 2016, which was paid to Mr. Godin in Q1 2017. Mr. Godin's salary was also increased to CA$264,600 effective January 1, 2017.

Following the recommendation of the Compensation Committee, Mr. Godin's salary was increased to CA$278,000 effective January 1, 2018. On November 28, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time bonus of CA$37,044 ($28,599) for fiscal year 2017. The bonus payment consisted of a cash component of CA$22,044 ($17,013) and a Restricted Share Unit award in the value of CA$15,000 ($11,577).

In the first quarter of 2019, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$58,836 ($45,409) for fiscal year 2018, which was paid to Mr. Godin in Q1 2019. Mr. Godin's salary was also increase to CA$287,000 effective January 1, 2019.

In the first quarter of 2020, following the recommendation of the Compensation Committee, the Board agreed that there would be no cash bonuses for fiscal year 2019. Mr. Godin's salary was increased to CA$300,000 effective January 1, 2020

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital to assist with long-term stability. As part of the program, $30,971 of Mr. Godin's 2020 salary has been deferred but is included in the compensation table. We intend on paying the deferred compensation once the Company has sufficient cash. The deferral program was still in effect at the time of filing of this proxy statement.

Furthermore, no bonus payments have been considered or paid for fiscal year 2020.

Dana Matzen. Effective March 14, 2016 IntelGenx Corp., one of our wholly owned subsidiaries entered into an Agreement with Dr. Dana Matzen, our Vice President, Business Development (the "Matzen Agreement"). The agreement is for an indefinite period of time. Under the Agreement, Dr. Matzen is entitled to receive (1) a minimum base salary of CA$175,000 per year which will automatically increase to CA$210,000 after six months and (2) an annual bonus of up to 30% of her base salary for meeting certain performance targets.

Pursuant to the Matzen Agreement, if Dr. Matzen is terminated by us for Cause (as defined in the Matzen Agreement), Dr. Matzen is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If we terminate Dr. Matzen without Cause, Dr. Matzen is entitled to all accrued payments, and Termination Benefits (as defined in the Matzen Agreement) for an 12-month period (the "Matzen Severance Period") which shall include, (i) a lump sum payment of base salary for the Matzen Severance Period plus the average of the three (3) last years' bonuses that would have been payable during the Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Matzen Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Dr. Matzen within 6 months following a Change in Control (as defined in the Matzen Agreement), then Dr. Matzen shall receive similar benefits as if she had been terminated without Cause. If Dr. Matzen voluntarily terminates the Matzen Agreement for any other reason or due to death or disability, we shall have no further obligations under the Matzen Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$23,274 ($17,558) prorated for fiscal year 2016, which was paid to Dr. Matzen in Q1 2017.

Following the recommendation of the Compensation Committee, Dr. Matzen's salary was increased to CA$220,500 effective January 1, 2018. On November 28, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time cash bonus of CA$17,010 ($13,128) for fiscal year 2017.

In the first quarter of 2019, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$20,000 ($15,436) for fiscal year 2018, which was paid to Dr. Matzen in Q1 2019. Dr. Matzen's salary will be CA$220,500 effective January 1, 2019.

In the first quarter of 2020, following the recommendation of the Compensation Committee, the Board agreed that there would be no cash bonuses for fiscal year 2019. Dr. Matzen's salary was increased to CA$230,000 effective January 1, 2020

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until we are able to secure additional capital to assist with long-term stability. As part of the program, $23,744 of Dr. Matzen's 2020 salary has been deferred but is included in the compensation table. . We intend on paying the deferred compensation once we have sufficient cash. The deferral program was still in effect at the time of filing of this proxy statement.

Furthermore, no bonus payments have been considered or paid for fiscal year 2020.

Nadine Paiement. Effective January 18, 2016, IntelGenx Corp., one of our wholly owned subsidiaries entered into an employment agreement with Ms. Paiement, our Vice President, Research and Development (the "Paiement Agreement"). The agreement is for an indefinite period of time. Under the agreement, Ms. Paiement is entitled to receive: (1) a minimum base salary of CA$125,000 per year; and (2) an annual bonus of up to 30% of base salary based upon the achievement of certain performance targets.

Pursuant to the Paiement Agreement, if Ms. Paiement is terminated for any reason other than for Cause (as defined in the Agreement), then she shall (i) receive a lump sum payment of the base salary that would have been payable for a 12-month period (the "Severance Period"), (ii) be entitled to continued participation in employee benefit plans ending on the earlier of the end of the Severance Period and receipt of equivalent plans of a subsequent employer, and (iii) receive payment of any accrued bonus. In addition, all unvested stock options shall vest immediately (collectively the "Termination Benefits").

On the occurrence of a Change in Control (as defined in the Agreement), Ms. Paiement may terminate the Agreement within a period of six months and we shall be required to provide her with the Termination Benefits. The Agreements contain non-competition and non-solicitation provisions for a period of twelve months on termination of the Agreements for whatever reason whether voluntary or involuntary.

In the first quarter of 2017, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$29,405 ($22,183) for fiscal year 2016, which was paid to Ms. Paiement in Q1 2017. Ms. Paiement's salary was also increased to CA$150,000 effective January 1, 2017.

Following the recommendation of the Compensation Committee, Ms. Paiement's salary was increased to CA$175,000 effective January 1, 2018. On November 28, 2018, the Board, on the recommendation of the Compensation Committee, approved a one-time cash bonus of CA$16,200 ($12,503) for fiscal year 2017.

In the first quarter of 2019, following the recommendation of the Compensation Committee, the Board approved a one-time cash bonus of CA$27,778 ($21,439) for fiscal year 2018, which was paid to Ms. Paiement in Q1 2019. Ms. Paiement's salary was also increase to CA$180,000 effective January 1, 2019.

In the first quarter of 2020, following the recommendation of the Compensation Committee, the Board agreed that there would be no cash bonuses for fiscal year 2019. Ms. Paiement's salary was increased to CA$188,000 effective January 1, 2020

Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general, in order to preserve cash until we are able to secure additional capital to assist with long-term stability. As part of the program, $19,409 of Ms. Paiement's 2020 salary has been deferred but is included in the compensation table. We intend on paying the deferred compensation once we have sufficient cash. The deferral program was still in effect at the time of filing of this proxy statement.

Furthermore, no bonus payments have been considered or paid for fiscal year 2020.

Incentive Plan Awards

The following table presents information regarding the outstanding equity awards held by each of the named officers as of December 31, 2020, including the vesting dates for the portions of these awards that had not vested as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name (a)	Number of Securities Underlying Unexercised Options (#) (b)		Number of Securities Underlying Unexercisable Options (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Horst G. Zerbe	179,808	(1)	NIL		NIL	0.77	Aug. 27, 2027
	200,000	(1)	NIL		NIL	0.76	June 10, 2028
	NIL		200,000	(1)	NIL	0.27	Nov. 22, 2030
Andre Godin	600,000	(2)	NIL		NIL	0.58	July 20, 2025
	59,970	(2)	NIL		NIL	0.77	Aug. 27, 2027
	200,000	(2)	NIL		NIL	0.76	June 10, 2028
	NIL		200,000	(2)	NIL	0.27	Nov. 22, 2030
Dana Matzen	200,000	(3)	NIL		NIL	0.73	Sep. 14 ,2026
	59,970	(3)	NIL		NIL	0.77	Aug. 27, 2027
	100,000	(3)	NIL		NIL	0.76	June 10, 2028
	NIL		100,000	(3)	NIL	0.27	Nov. 22, 2030
Nadine Paiement	75,000	(4)	NIL		NIL	0.41	Jan. 18, 2021
	59,970	(4)	NIL		NIL	0.77	Aug. 27, 2027
	100,000	(4)	NIL		NIL	0.76	June 10, 2028
	NIL		100,000	(4)	NIL	0.27	Nov. 22, 2030
Footnotes:

(1) On August 28, 2017 the Board approved the grant of 179,808 options to purchase Common Stock to Dr. Zerbe. The options vested over two years, all of which were exercisable as of year end 2020. On June 11, 2018 the Board approved the grant of 200,000 options to purchase Common Stock to Dr. Zerbe. The options vest over two years, all of which were exercisable as of year end 2020. On November 23, 2020 the Board approved the grant of 200,000 options to purchase Common Stock to Dr. Zerbe. The options vest over two years, none of which were exercisable as of year end 2020.

(2) On July 20, 2015, the Board approved the grant of 600,000 options to purchase Common Stock to Mr. Andre Godin. In July 2020 the Board approved to extent the expiry period of these options until 2025.The options vested over two years, all of which were exercisable as of year-end 2020. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Mr. Godin. The options vested over two years, all of which were exercisable as of year end 2020. On June 11, 2018 the Board approved the grant of 200,000 options to purchase Common Stock to Mr. Godin. The options vest over two years, all of which were exercisable as of year end 2020. On November 23, 2020 the Board approved the grant of 200,000 options to purchase Common Stock to Mr. Godin. The options vest over two years, none of which were exercisable as of year end 2020.

(3) On September 15, 2016, the Board approved the grant of 200,000 options to purchase Common Stock to Dr. Dana Matzen. The options vested over two years, all of which were exercisable as of year-end 2020. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Dr. Matzen. The options vested over two years, all of which were exercisable as of year end 2020. On June 11, 2018 the Board approved the grant of 100,000 options to purchase Common Stock to Dr. Matzen. The options vest over two years, all of which were exercisable as of year end 2020. On November 23, 2020 the Board approved the grant of 100,000 options to purchase Common Stock to Dr. Matzen. The options vest over two years, none of which were exercisable as of year end 2020.

(4) On January 19, 2016, the Board approved the grant of 75,000 options to purchase Common Stock to Ms. Nadine Paiement. The options vested over two years, all of which were exercisable as of year-end 2020. On August 28, 2017 the Board approved the grant of 59,970 options to purchase Common Stock to Ms. Paiement. The options vested over two years, all of which were exercisable as of year end 2020. On June 11, 2018 the Board approved the grant of 100,000 options to purchase Common Stock to Ms. Paiement. The options vest over two years, all of which were exercisable as of year end 2020. On November 23, 2020 the Board approved the grant of 100,000 options to purchase Common Stock to Ms. Paiement. The options vest over two years, none of which were exercisable as of year end 2020.

Director Compensation

The following table sets forth compensation paid to each named Director during the 2020 Fiscal Year.

In addition, Directors are reimbursed for reasonable expenses incurred in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the Board or any committee of the Board.

Name (a)		Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Horst G. Zerbe	(3)(5)	NIL		NIL	NIL	NIL	NIL	NIL	NIL
J. Bernard Boudreau	(2)(3)(4)	58,000	(6)	NIL	NIL	NIL	NIL	NIL	58,000
Bernd J. Melchers	(1)	43,500	(6)	NIL	NIL	NIL	NIL	NIL	43,500
John Marinucci	(1)(2)	43,500	(6)	NIL	NIL	NIL	NIL	NIL	43,500
Clemens Mayr	(2)(3)	36,000	(6)	NIL	NIL	NIL	NIL	NIL	36,000
Mark Nawacki	(1) (3)	36,000	(6)	NIL	NIL	NIL	NIL	NIL	36,000

Footnotes:
(1) Audit Committee member
(2) Compensation Committee member
(3) CG&N Committee member
(4) Vice Chairman of the Board
(5) Chairman of the Board

(6) Effective May 4, 2020, IntelGenx Corp. implemented a compensation deferral program for all employees and directors, due to the uncertainties caused by the ongoing COVID-19 pandemic, recent developments and in general in order to preserve cash until the Company is able to secure additional capital to assist with long-term stability. As part of the program, 20% of the director's annual stipend has been deferred. We intend on paying the deferred compensation once the Company has sufficient cash. The program was still in effect at the time of filing this Proxy Statement. At December 31, 2020 the compensation in (b) include deferred amounts of $8,700, $6,525, $6,525, $5,400 and $5,400 for Mr. Boudreau, Mr. Melchers, Mr. Marinucci, Mr. Mayr and Mr. Nawacki respectively.

Effective April 1, 2015, our Directors of the Board (except for the CEO) received an annual stipend of CA$36,000, the Vice Chairman of the Board received an additional stipend of CA$14,500 and each Chairman of a Board committee received an additional CA$7,500. Director fees are paid in quarterly installments at the beginning of each quarter. Effective January 2017, the currency of the Directors' compensation changed from Canadian dollars to U.S. dollars. The amounts remained the same.

In November 2016, the Board resolved to compensate non-employee directors for their efforts on special or ad hoc committees or for Board approved initiatives that fall outside the scope of customary director's duties. A daily (per 8 hours) per diem rate of $746 (CA$ 1,000) was established. The Audit Committee Chair needs to approve per diem charges submitted by directors. During the 2020 Fiscal Year, no charges were submitted or paid under the policy.

Effective February 7, 2018, the Board approved a DSU Plan to compensate non-employee directors as part of their annual remuneration. Under the DSU Plan, the Board may grant DSUs to the participating directors at its discretion and, in addition, each participating director may elect to receive all or a portion of his or her annual cash stipend in the form of DSUs. To the extent DSUs are granted, the amount of compensation that is deferred is converted into a number of DSUs, as determined by the market price of our Common Stock on the effective date of the election. These DSUs are converted back into a cash amount at the expiration of the deferral period based on the market price of our Common Stock on the expiration date and paid to the director in cash in accordance with the payout terms of the DSU Plan. As the DSUs are on a cash-only basis and no shares of Common Stock will be reserved or issued in connection with the DSUs, no approval was required from the security authorities or shareholders. During the 2020 Fiscal Year, no DSUs were awarded to the five non-employee directors.

At December 31, 2020 Mr. Boudreau, Mr. Melchers, Mr. Marinucci, Mr. Mayr and Mr. Nawacki held 50,000, 50,000, 50,000, 50,000 and 125,000 vested options to purchase Common Stock respectively.

Directors' and Officers' Liability Insurance

During the 2020 Fiscal Year, we carried Directors' and Officers' liability insurance at an approximate annual cost of $435,745 for an insured amount of $10 million. Under worldwide difficult and unfavorable market conditions for director and officer insurance terms at the time of the renewal, we decided to reduce the coverage from $15 million to $10 million.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2020.

Respectively submitted,

John Marinucci (Chairman)
J. Bernard Boudreau
Clemens Mayr

Members of the Compensation Committee

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Although IntelGenx has not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our Board. The term "related party transaction" refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Family Relationships

Horst G. Zerbe and Ingrid Zerbe are spouses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock by our directors and executive officers, and by each beneficial owner of five percent (5%) or more of our outstanding Common Stock. Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options, warrants, convertible debentures and restricted share units currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Applicable percentage ownership is based upon 111,909,532 shares of Common Stock outstanding as of March 24, 2021. Unless otherwise indicated, the address of each of the named persons is care of IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec, H4S 1Y2.

Name and Address of Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Horst G. Zerbe(1)	5,048,420.5	(1)	4.51%
Ingrid Zerbe(2)	5,677,315.5	(2)	5.07%
Bernard J. Boudreau (3)	200,000	(3)	*
Bernd Melchers(4)	170,000	(4)	*
John Marinucci(5)	125,000	(5)	*
Andre Godin(6)	1,181,019	(6)	1.06%
Clemens Mayr(7)	50,000	(7)	*
Nadine Paiement(8)	244,970	(8)	*
Dana Matzen(9)	384,970	(9)	*
Mark Nawacki(10)	125,000	(10)	*
Rodolphe Obeid(11)	315,000	(11)	*
Tommy Kenny	109,750	(12)	*
All directors and officers as a group (12 persons)	13,631,524		12.18%

Footnotes: * Less than 1%.

(1) In connection with the acquisition of IntelGenx in 2006, Horst G. Zerbe became our President, Chief Executive Officer and Director and acquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the "Exchangeable Shares"). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one-for-one basis, into shares of common stock of IntelGenx Technologies Corp. at Horst Zerbe's discretion. On July 28, 2011 Horst Zerbe exchanged 470,964 of the exchangeable shares into shares of Common Stock of IntelGenx Technologies Corp. In January of 2013, Horst Zerbe sold 250,000 of those shares of Common Stock on the open market. In April and August of 2015, Horst Zerbe sold 60,000 and 36,900 of those Shares of Common Stock respectively on the open market. Prior to exchanging the Exchangeable Shares for shares of common stock, Horst Zerbe has the right to vote the remaining 4,238,679.5 shares of Common Stock which are currently held in trust on behalf of Horst Zerbe. All of the 4,362,743.5 shares of Common Stock have not been registered for resale at this time. On August 28, 2017, Dr. Zerbe received 179,908 options to purchase Common Stock at an exercise price of $0.77. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On June 11, 2018, 200,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Dr. Zerbe. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On December 24, 2018 the board awarded 30,769 restricted shares units ("RSUs") to Dr. Zerbe, which vested immediately and are exercisable into 30,769 shares of Common Stock. On November 23, 2020, 200,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Dr. Zerbe. The options vest over two years, 25% every six months, 50,000 of which are exercisable within 60 days of this filing.

Horst Zerbe and Ingrid Zerbe are spouses.

(2) In connection with the acquisition of IntelGenx in 2006, Ingrid Zerbe became our Corporate Secretary and our Director of Finance and Administration and acquired 4,709,643.5 Exchangeable Shares. In June of 2009 Ingrid Zerbe acquired 1,021,713 Exchangeable Shares from Joel Cohen in a private transaction. The 5,731,356.5 Exchangeable Shares are exchangeable, on a one-for-one basis, into shares of common stock of IntelGenx Technologies Corp. at Ingrid Zerbe's discretion. On July 28, 2011 Ingrid Zerbe exchanged 573,135 of the exchangeable shares into shares of Common Stock of IntelGenx Technologies Corp. In January of 2013 Ingrid Zerbe sold 250,000 of those shares of Common Stock on the open market. In April and August of 2015, Ingrid Zerbe sold 86,900 and 163,100 of those shares of Common Stock respectively on the open market. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote the remaining 5,158,221.5 shares of Common Stock which are currently held in trust on behalf of Ingrid Zerbe. All of the 5,231,356.5 shares of Common Stock have not been registered for resale at this time. On July 12, 2017, Ingrid Zerbe acquired 100,000 8% Convertible Debentures, which are fully exercisable into 200,000 shares of Common Stock within 60 days of this filing.

Horst Zerbe and Ingrid Zerbe are spouses.

(3) Mr. Boudreau's beneficial ownership includes 50,000 options to purchase shares of Common Stock at an exercise price of $0.89 granted to Mr. Boudreau on January 18, 2017. The options vested immediately and are exercisable at the time of this filing.

(4) Mr. Melcher's beneficial ownership includes 50,000 options to purchase shares of Common Stock at an exercise price of $0.89, granted to Mr. Melchers on January 18, 2017. The options vested immediately and are exercisable at the time of this filing.

(5) Mr. Marinucci's beneficial ownership includes 50,000 options to purchase Common Stock at an exercise price of $0.89, granted on January 18, 2017. The options vested immediately and are exercisable at the time of this filing.

(6) Mr. Godin's beneficial ownership consists of 600,000 options to purchase Common Stock at an exercise price of $0.58, granted July 20, 2015. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On August 28, 2017, Mr. Godin received 59,970 options to purchase Common Stock at an exercise price of $0.77. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On July 12, 2017, Andre Godin acquired 20,000 8% Convertible Debentures, which are fully exercisable into 40,000 shares of Common Stock within 60 days of this filing. On May 8, 2018, Mr. Godin participated in the Company's private placement offering and acquired 6% debentures notes which are convertible into 12,500 shares of Common Stock and 15,380 warrants at an exercise price of $0.80. On June 11, 2018, 200,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Mr. Godin. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On December 24, 2018 the board awarded 23,077 RSUs to Mr. Godin, which vested immediately and are exercisable into 23,077 shares of Common Stock. On November 23, 2020, 200,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Mr. Godin. The options vest over two years, 25% every six months, 50,000 of which are exercisable within 60 days of this filing.

(7) Mr. Mayr's beneficial ownership consists of 50,000 options to purchase Common Stock at an exercise price of $0.89, granted on January 18, 2017. The options vested immediately and are exercisable at the time of this filing.

(8) Ms. Paiement's beneficial ownership includes 59,970 options to purchase Common Stock at an exercise price of $0.77 granted on August 28, 2017. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On June 11, 2018, 100,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Ms. Paiement. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On November 23, 2020, 100,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Ms. Paiement. The options vest over two years, 25% every six months, 25,000 of which are exercisable within 60 days of this filing.

(9) Dr. Matzen's beneficial ownership consists of 200,000 options to purchase Common Stock at an exercise price of $0.73, granted September 15, 2016. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On August 28, 2017, Dr. Matzen received 59,970 options to purchase Common Stock at an exercise price of $0.77. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On June 11, 2018, 100,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Dr. Matzen. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On November 23, 2020, 100,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Dr. Matzen. The options vested over two years, 25% every six months, 25,000 of which are exercisable within 60 days of this filing.

(10) Mr. Nawacki's beneficial ownership consists of 75,000 options to purchase Common Stock at an exercise price of $0.73, granted September 15, 2016. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On January 18, 2017, 50,000 options to purchase Common Stock at an exercise price of $0.89 were granted to Mr. Nawacki. The options vested immediately and are exercisable at the time of this filing.

(11) Dr. Obeid's beneficial ownership consists of options to purchase Common Stock which he received while he was holding varies positions at IntelGenx Corp. prior to his appointment as VP Operations. On September 15, 2016, 50,000 options to purchase Common Stock at an exercise price of $0.73 were granted to Dr. Obeid and on December 27, 2016, 40,000 options to purchase Common Stock at an exercise price of $0.76 were granted to Dr. Obeid. All of these options vested over two years, 25% every six months, and are exercisable within 60 days of this filing. On June 11, 2018, 100,000 options to purchase Common Stock were granted to Dr. Obeid. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On March 27, 2019, 100,000 options to purchase Common Stock were granted to Dr. Obeid. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On November 23, 2020, 200,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Dr. Obeid. The options vest over two years, 25% every six months, 25,000 of which are exercisable within 60 days of this filing.

(12) Mr. Kenny's beneficial ownership includes options to purchase Common Stock which he received while he was holding varies positions at IntelGenx Corp. prior to his appointment as VP, IP and Legal Affairs, General Counsel. On April 10, 2018, 25,000 options to purchase Common Stock at an exercise price of $0.66 were granted to Mr. Kenny. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On November 23, 2020, 75,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Mr. Kenny. The options vest over two years, 25% every six months, 18,750 of which are exercisable within 60 days of this filing. On January 11, 2021, 150,000 options to purchase Common Stock at an exercise price of $0.27 were granted to Mr. Kenny. The options vest over two years, 25% every six months, none of which are exercisable within 60 days of this filing.

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	928,846	(1)	$0.53	946,154	(3)
Equity Compensation Plans Not Approved by Security Holders	4,304,818	(3)	$0.59	4,188,576	(4)
Total	5,233,664		$0.58	5,134,730

Footnotes:

(1) Includes shares of our Common Stock issuable pursuant to options granted under the 2006 Stock Option Plan and RSUs awarded under our Performance and Restricted Share Unit Plan ("PRSU Plan").

(2) The weighted average exercise price excludes restricted share unit ("RSU") awards, which have no exercise price.

(3) On May 9, 2016, the Board adopted the 2016 Stock Option Plan which amended and restated the 2006 Stock Option Plan, which expired in August 2016. As a result of the adoption of the 2016 Stock Option Plan, no additional options will be granted under the 2006 Stock Option Plan and all previously granted options will be governed by the 2016 Stock Option Plan. Due to the nature of the changes made to the 2006 Stock Option Plan it was determined that no shareholder approvals were required by the TSX Venture Exchange. The number represents only securities available under the PRSU Plan.

(4) Represents the maximum number of shares of our Common Stock available for grants under the 2016 Stock Option Plan as of December 31, 2020. No registration statement has been filed yet for the recent addition of 1,678,218 shares available.

The 2016 Stock Option Plan was adopted by the Board in order to make the terms of the Company's stock option plan more consistent with the requirements of the TSX Venture Exchange and to remove certain provisions which would have enabled the Company to grant incentive stock options in compliance with Section 422 of the Internal Revenue Code. The 2016 Stock Option Plan permits the granting of options to officers, employees, directors and eligible consultants of the Company. A total of 6,361,525 shares of Common Stock were reserved for issuance under this plan, which includes stock options granted under the previous 2006 Stock Option Plan. In August 2018, the Board approved the amendment of the 2016 Stock Option Plan to increase the total number of shares of Common Stock reserved under the plan to 9,347,747 and in July 2020, the number of shares reserved was increased to 11,025,965. Options may be granted under the 2016 Stock Option Plan on terms and at prices as determined by the Board except that the options cannot be granted at less than the market closing price of the Common Stock on the TSX Venture Exchange on the date prior to the grant. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant. The 2016 Stock Option Plan provides the Board with more flexibility when setting the vesting schedule for options which was otherwise fixed in the 2006 Stock Option Plan.

The PRSU Plan was approved by Shareholders at the 2018 annual meeting on May 7, 2018. The primary purpose of the PRSU Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified executive officers of the Company and its subsidiaries and to reward such executive officers for their contributions toward the long-term goals and success of the Company and to enable and encourage such executive officers to acquire shares of Common Stock as long-term investments and proprietary interests in the Company.

The PRSU Plan permits the Board to grant RSU awards to employees, consultants or directors of the Company and performance share unit ("PSU") awards to employees and consultants of the Company. In each case, the award of RSUs or PSUs are subject to restrictions in connection with the termination of employment, engagement or term in office. The Board may, in its sole discretion, grant the majority of the awards to insiders of the Company. The number of shares of Common Stock reserved for issuance under this plan is equal to a number that: (a) does not exceed 1,000,000 shares if, and for so long as the Company is listed on the TSX Venture Exchange, or (b) 2.5% of the issued and outstanding Common Stock, if the Company is listed on the Toronto Stock Exchange. The Board has the authority to condition the grant of RSUs or PSUs upon the attainment of specified performance goals, or such other factors (which may vary between awards) as the Board determines in its sole discretion. The Board has the authority to determine at the time of grant, in its sole discretion, the duration of the vesting period and other vesting terms applicable to the grant of RSUs or PSUs. In the case of PSUs, such awards may be adjusted in accordance with the applicable PSU award agreement.

On a go-forward basis, the Company intends to primarily compensate executive officers with RSUs and compensate non-executive employees with stock options. No RSUs were granted during fiscal years 2019 and 2020.

2016 Stock Option Plan

The 2016 Stock Option Plan was adopted by the Board in order to make the terms of the Company's stock option plan more consistent with the requirements of the TSX Venture Exchange and to remove certain provisions which would have enabled the Company to grant incentive stock options in compliance with Section 422 of the Internal Revenue Code. The 2016 Stock Option Plan permits the granting of options to officers, employees, directors and eligible consultants of the Company. A total of 6,361,525 shares of Common Stock were reserved for issuance under this plan, which includes stock options granted under the previous 2006 Stock Option Plan. In August 2018, the Board approved the amendment of the 2016 Stock Option Plan to increase the total number of shares of Common Stock reserved under the plan to 9,347,747. Options may be granted under the 2016 Stock Option Plan on terms and at prices as determined by the Board except that the options cannot be granted at less than the market closing price of the Common Stock on the TSX Venture Exchange on the date prior to the grant. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant. The 2016 Stock Option Plan provides the Board with more flexibility when setting the vesting schedule for options which was otherwise fixed in the 2006 Stock Option Plan.

PRSU Plan

The PRSU Plan was approved by Shareholders at the 2018 annual meeting on May 7, 2018. The primary purpose of this PRSU Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified executive officers of the Company and its Subsidiaries and to reward such executive officers for their contributions toward the long-term goals and success of the Company and to enable and encourage such executive officers to acquire shares of Common Stock as long-term investments and proprietary interests in the Company.

The PRSU Plan permits the Board to grant RSU awards to employees, consultants or directors of the Company and Performance Share Unit ("PSU") awards to employees and consultants of the Company. In each case, the award of RSUs or PSUs are subject to restrictions in connection with the termination of employment, engagement or term in office. The Board may, in its sole discretion, grant the majority of the awards to insiders of the Company. The number of shares of Common Stock reserved for issuance under this plan is equal to a number that: (a) does not exceed 1,000,000 shares if, and for so long as the Company is listed on the TSX Venture Exchange, or (b) 2.5% of the issued and outstanding Common Stock of the Company, if the Company is listed on the Toronto Stock Exchange. The Board has the authority to condition the grant of RSUs or PSUs upon the attainment of specified performance goals, or such other factors (which may vary between awards) as the Board determines in its sole discretion. The Board has the authority to determine at the time of grant, in its sole discretion, the duration of the vesting period and other vesting terms applicable to the grant of RSUs or PSUs. In the case of PSUs, such awards may be adjusted in accordance with the applicable PSU award agreement.

On a going forward basis, the Company intends to primarily compensate executive officers with RSUs and compensate non-executive employees with stock options.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee reviewed and discussed the information contained in the 2020 first, second, third and fourth quarter earnings announcements with management of the Company and independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the 2020 first, second and third quarters' Forms 10-Q and full year Form 10-K with management of the Company and independent registered public accounting firm, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC, prior to filing with the SEC. In addition, the Audit Committee met regularly with management, and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company's fiscal 2020 audited consolidated financial statements, the Audit Committee has:

• reviewed and discussed with management the Company's audited consolidated financial statements as of and for the 2020 Fiscal Year;

• discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication with those Charged with Governance, and SEC rule 2-07; and

• received and reviewed the written disclosures and the letter from the Company's independent accountants required by applicable requirements of the PCAOB in Rule 3526, and has discussed with the independent accountant its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the 2020 Fiscal Year filed with the SEC.

Respectfully submitted,

Bernd J. Melchers (Chairman)
John Marinucci
Mark Nawacki

Members of the Audit Committee

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Audit Committee of the Board has engaged Richter LLP to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2021. Richter, LLP was engaged as the Company's independent auditors on June 15, 2006, following the acquisition of IntelGenx Corp., our subsidiary.

Audit Fees

The following table sets forth, for each of the years indicated, the fees billed by our independent public accountants, Richter, LLP, for the fiscal years ended December 31, 2019 and 2020, and includes fees billed to our Canadian subsidiary, as well as fees for all necessary financial reviews in connection with our regulatory filings.

Audit and Non-Audit Fees

	2020	2019
Audit Fees (1)	$108,864	94,306
Audit-Related Fees (2)	$0	0
Tax Fees (3)	$21,898	11,205
All Other Fees	$0	0
Total	$130,762	105,511

Footnotes:

(1) Audit fees are fees for services provided in connection with the audits of the Company's annual financial statements and reviews of interim quarterly financial statements, as well as audit services provided in connection with other statutory and regulatory filings.

(2) Audit-related fees are aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported as Audit fees.

(3) Tax fees are aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

Our auditors will be available at the Meeting to respond to appropriate questions. If our auditors indicate a desire to make a statement at our Meeting, they would be permitted to do so.

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF RICHTER LLP.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

General

Section 14A of the Exchange Act requires that the Company include in this Proxy Statement for the Meeting a non-binding, advisory shareholder vote to approve the compensation of the Company's Named Executive Officers as described in the above under "Directors and Executive Officer's" and "Executive Compensation" set forth in the Proxy Statement.

This proposal, commonly known as a "say-on-pay" proposal, is a non-binding vote, but gives shareholders the opportunity to express their views on the compensation of the Company's named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers. The next advisory vote shall occur next year.

Accordingly, the following resolution is submitted for shareholder vote at the Meeting:

RESOLVED, that the shareholders of IntelGenx Technologies Corp. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Meeting held May 11, 2021, pursuant to Item 402 of Regulation S-K for smaller reporting companies is hereby approved.

As an advisory vote, this proposal is not binding on the Board. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE INVESTMENT RESOLUTION

General

This proposal is to approve the Investment Resolution, which is described in greater detail under the heading above "ATAI Investment".

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 4.

PROPOSAL 5

AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

General

The Company's Certificate of Incorporation, as amended, currently authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.00001 per share. On March 13, 2021, the Board unanimously adopted a resolution approving, subject to the approval of our shareholders, an amendment to paragraph Four of the Certificate of Incorporation, as amended (the "Amendment"), to increase the total number of shares of common stock that we are authorized to issue from 200,000,000 shares to 450,000,000 shares.

The Board believes that increasing the authorized share capital is in the best interest of the Company and its shareholders and unanimously recommends that shareholders of the Company approve the Amendment of the Certificate of Incorporation to increase the Company's authorized common stock from 200,000,000 shares to 450,000,000 shares.

Text of the Proposed Amendment

We propose to amend the existing language of paragraph Fourth of the Certificate of Incorporation, as amended, as follows:

"Fourth. The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.00001. The second class of stock shall be "blank check" preferred stock, par value $0.00001. The "blank check" preferred stock, or any series thereof, shall have such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors pursuant to authority expressly vested in it by the provisions of this Certificate of Incorporation, provided that the matter in which such facts shall operate upon such voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock which is the Corporation is authorized to issue is as follows:

Class	Par Value Authorized Shares
Common stock	$0.00001	450,000,000
Preferred stock	$0.00001	20,000,000	"

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock, to the extent the additional common stock is ultimately issued. The proposed Amendment will not affect the number of shares of preferred stock authorized.

If the Amendment is approved by the shareholders at the Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware to effect the Amendment. The form of the Certificate of Amendment that would be enacted if the Amendment is adopted is set forth in Appendix A to this Proxy Statement. However, the text of the Certificate of Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed amendment of the Company's Certificate of Incorporation. In addition, by voting in favor of the Amendment, you are also expressly authorizing our Board to delay for one year or abandon the Amendment to increase the number of shares of our Common Stock that we are authorized to issue from 200,000,000 to 450,000,000 shares if it determines, in its sole discretion, that such action is in the best interests of the Company and its shareholders.

Rationale for the Amendment

As of the Record Date, 111,909,532 shares of our Common Stock are issued and outstanding. In addition, 5,108,664 shares of common stock are reserved for issuance upon exercise of outstanding stock options under the Company's Stock Option Plan and RSU Plan, approximately 4,313,576 are reserved for future awards under our 2016 Stock Option Plan and 57,299,276 shares of common stock are reserved for the potential exercise of outstanding warrants and convertible debentures. That leaves approximately 21,368,952 shares, or approximately 11% of the currently authorized share amount, available for future use.

The Board believes that the additional authorized shares of common stock will provide us with the necessary flexibility to utilize shares for various corporate purposes that may be identified in the future which are expected to enhance shareholder value. These corporate purposes may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under the stock plan, and other types of general corporate purpose transactions. We believe that it is important to have the flexibility to issue shares of common stock beyond the limited amount remaining. Failure to implement the proposed Amendment could, in effect, prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets.

The Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. Rather, the proposed amendment has been prompted by business and financial considerations, as set out above, and it is the intended purpose of the proposed amendment to the Certificate of Incorporation to provide greater flexibility to the Board in considering and planning for our potential future corporate needs. However, the availability of additional authorized shares for issuance may have effect of discouraging a merger, tender offer, proxy contest, or other attempt to obtain control of the Company. There are no plans or arrangements to use the additional authorized shares other than as disclosed in this Proxy Statement.

Neither Delaware law, the Certificate of Incorporation, nor the Bylaws provides for appraisal or other similar rights for dissenting shareholders in connection with the proposals in this Proxy Statement. Accordingly, our shareholders will have no right to dissent and obtain payment for their shares.

Shareholder Vote Required

Approval of the Amendment to increase the number of authorized shares of our Common Stock from 200,000,000 shares to 450,000,000 shares requires the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote thereon. If a shareholder abstains from voting or directs the shareholder's proxy to abstain from voting, such shares are considered present at the Meeting for purposes of the Amendment, but, because they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

Shareholder Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 5.

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

The Company is making the solicitation of proxies and will bear the costs associated therewith. Solicitations will be made by mail or electronically.

SHAREHOLDER PROPOSALS

Any shareholder proposals, including shareholder nominees for directors, to be considered for inclusion in our proxy materials for the 2022 annual meeting of shareholders must be received at our principle executive office at 6420 Abrams, Ville Saint Laurent, Quebec H4S 1Y2, Canada no later than November 25, 2021. In connection with any matter to be proposed by a shareholder at the Meeting, but not proposed for inclusion in our proxy materials, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by us at our principal executive office by February 8, 2022.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE VOTE BY INTERNET OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS,

Dr. Horst G. Zerbe, Chairman

SCHEDULE A

INVESTMENT RESOLUTION

"BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE DISINTERESTED SHAREHOLDERS THAT:

1. the issuance to ATAI Life Sciences AG ("atai") of 37,300,000 units of the Company (the "Initial Units") at a price per Initial Unit of US$0.331, each Initial Unit to be comprised of one share of common stock of the Company (a "Share") and 0.60 of one warrant entitling its holder to purchase one additional Share for a period of 36 months following their date of issuance at an exercise price equal to US$0.35 per Share, all as more particularly described and set forth in the proxy statement (the "Proxy Statement") of the Company dated March ●, 2021, is hereby authorized and approved;

2. the issuance to atai of a warrant (the "Additional Units Warrant") to acquire, until ●, 2024, up to 130,000,000 additional units of the Company (the "Additional Units"), each Additional Unit to be issued being comprised of one share of common stock of the Company (an "Additional Share") and 0.5 of one warrant (each such whole warrant, an "Additional Warrant" and collectively with the Initial Warrants, the "Warrants") at an exercise price and on terms all as more particularly described and set forth in the Proxy Statement, is hereby authorized and approved;

3. the creation of a new Control Person (as such term is defined in the policies of the TSX-V) of the Company, being atai, resulting from the completion of the issuance of the Initial Units, on such terms as are more particularly described in the Proxy Statement, is hereby authorized and approved;

4.  The inclusion of a formula for determining the exercise price under the Additional Units Warrant which could result in the exercise price for the Additional Units being below the market price of the Shares as at the date of entering into the Securities Purchase Agreement and as at the date of the exercise of the Additional Units Warrant;

5.  The inclusion of a formula for determining the exercise price under the Additional Warrants which could result in the exercise price for the Shares underlying the Additional Warrants being below the market price of the Shares as at the date of entering into the Securities Purchase Agreement, as at the date of issuance of the Additional Warrants and as at the date of the exercise of the Additional Warrants;

;6. the Board is hereby authorized at any time in its absolute discretion to revoke this resolution before it is acted upon or not to proceed with the above transaction without further approval of the shareholders; and

7. any director or officer of the Company be and each of them is hereby authorized, for and on behalf of the Company, to do such things and to sign, execute and deliver all such documents that such director or officer may, in their discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution."

SCHEDULE A

INVESTMENT RESOLUTION

“BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE DISINTERESTED SHAREHOLDERS THAT:

   the issuance to ATAI Life Sciences AG (“atai”) of 37,300,000 units of the Company (the “Initial Units”) at a price per Initial Unit of US$0.331, each Initial Unit to be comprised of one share of common stock of the Company (a “Share”) and 0.60 of one warrant entitling its holder to purchase one additional Share for a period of 36 months following their date of issuance at an exercise price equal to US$0.35 per Share, all as more particularly described and set forth in the proxy statement (the “Proxy Statement”) of the Company dated March 25, 2021, is hereby authorized and approved;

   the issuance to atai of a warrant (the “Additional Units Warrant”) to acquire, until May 11, 2024, up to 130,000,000 additional units of the Company (the “Additional Units”), each Additional Unit to be issued being comprised of one share of common stock of the Company (an “Additional Share”) and 0.50 of one warrant (each such whole warrant, an “Additional Warrant” and collectively with the Initial Warrants, the “Warrants”) at an exercise price and on terms all as more particularly described and set forth in the Proxy Statement, is hereby authorized and approved;

   the creation of a new Control Person (as such term is defined in the policies of the TSX-V) of the Company, being atai, resulting from the completion of the issuance of the Initial Units, on such terms as are more particularly described in the Proxy Statement, is hereby authorized and approved;

   the inclusion of a formula for determining the exercise price under the Additional Units Warrant which could result in the exercise price for the Additional Units being below the market price of the Shares as at the date of entering into the Securities Purchase Agreement and as at the date of the exercise of the Additional Units Warrant, as are more particularly described in the Proxy Statement, is hereby authorized and approved;

   the inclusion of a formula for determining the exercise price under the Additional Warrants which could result in the exercise price for the Shares underlying the Additional Warrants being below the market price of the Shares as at the date of entering into the Securities Purchase Agreement, as at the date of issuance of the Additional Warrants and as at the date of the exercise of the Additional Warrants, as are more particularly described in the Proxy Statement, is hereby authorized and approved;

   the issuance of the Additional Units Warrant, the Additional Shares, the Additional Warrants and the Shares underlying the Additional Warrants which could result in the issuance of more than 25% of the number of issued and outstanding Shares prior to the date of issuance, as are more particularly described in the Proxy Statement, is hereby authorized and approved;

   the Board is hereby authorized at any time in its absolute discretion to revoke this resolution before it is acted upon or not to proceed with the above transaction without further approval of the shareholders; and

   any director or officer of the Company be and each of them is hereby authorized, for and on behalf of the Company, to do such things and to sign, execute and deliver all such documents that such director or officer may, in their discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution.”

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ____, day of ___________, 2021.

INTELGENX TECHNOLOGIES CORP.

By: ________________________________________
Name: Horst Zerbe
Title: Chief Executive Officer